                                                             [LOGO OF EXCELSIOR
                                                              FUNDS INC]
A Management Investment Company

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Equity Funds                     For initial purchase information, current
73 Tremont Street                prices, performance information and existing
Boston, MA 02108-3913            account information, call (800) 446-1012.
                                 (From overseas, call (617) 557-8280.)
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This Prospectus describes a series of shares ("Shares") offered by several sep-arate portfolios offered to investors by Excelsior Funds, Inc. ("Excelsior Fund") (formerly UST Master Funds, Inc.), an open-end, management investment company. Excelsior Fund also issues an additional series of shares in certain of the portfolios ("Trust Shares") which are offered under a separate prospec-tus. Each portfolio (individually, a "Fund" and collectively, the "Funds") has its own investment objective and policies as follows:

 EQUITY FUND seeks long-term capital appreciation by investing in companies be-lieved by the Investment Adviser to represent good long-term values not cur-rently recognized in the market prices of their securities.

 INCOME AND GROWTH FUND seeks moderate current income with capital appreciation as a secondary goal by investing in common stock, preferred stock and securi-ties convertible into common stock.

 LONG-TERM SUPPLY OF ENERGY FUND seeks long-term capital appreciation by in-vesting in companies which the Investment Adviser believes will benefit from the availability, development and delivery of secure hydrocarbon and other en-ergy sources.

 PRODUCTIVITY ENHANCERS FUND seeks long-term capital appreciation by investing in companies which the Investment Adviser believes will benefit from their roles as innovators, developers and suppliers of goods and services which en-hance service and manufacturing productivity or companies that are most effec-tive at obtaining and applying productivity enhancement developments.

 ENVIRONMENTALLY-RELATED PRODUCTS AND SERVICES FUND seeks long-term capital ap-preciation by investing in companies which the Investment Adviser believes will benefit from their provision of products, technologies and services related to conservation, protection and restoration of the environment.

 AGING OF AMERICA FUND seeks long-term capital appreciation by investing in companies which the Investment Adviser believes will benefit from the changes occurring in the demographic structure of the U.S. population, particularly its growing population of individuals over the age of 40.

 COMMUNICATION AND ENTERTAINMENT FUND seeks long-term capital appreciation by investing in companies which the Investment Adviser believes will benefit from the technological and international transformation of the communications and entertainment industries, particularly the convergence of information, communi-cation and entertainment media.

 BUSINESS AND INDUSTRIAL RESTRUCTURING FUND seeks long-term capital apprecia-tion by investing in companies which the Investment Adviser believes will bene-fit from their restructuring or redeployment of assets and operations in order to become more competitive or profitable.

 GLOBAL COMPETITORS FUND seeks long-term capital appreciation by investing pri-marily in U.S.-based companies which the Investment Adviser believes will bene-fit from their position as effective and strong competitors on a global basis.

 EARLY LIFE CYCLE FUND seeks long-term capital appreciation by investing in smaller companies in the earlier stages of their development or larger or more mature companies engaged in new and higher growth potential operations.

 Each of the Funds is sponsored and distributed by Edgewood Services, Inc. and advised by United States Trust Company of New York (the "Investment Adviser" or "U.S. Trust").

 This Prospectus sets forth concisely the information about the Funds that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. A Statement of Additional Information dated August 1, 1996 and containing additional information about the Funds has been filed with the Securities and Exchange Commission. The cur-rent Statement of Additional Information is available to investors without charge by writing to Excelsior Fund at its address shown above or by calling
(800) 446-1012. The Statement of Additional Information, as it may be supple-mented from time to time, is incorporated by reference in its entirety into this Prospectus.

SHARES IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR EN-DORSED BY, UNITED STATES TRUST COMPANY OF NEW YORK, ITS PARENT OR AFFILIATES AND THE SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE COR-PORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY.

AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 1, 1996

                              PROSPECTUS SUMMARY

  EXCELSIOR FUNDS, INC. is an investment company offering various diversified investment portfolios with differing objectives and policies. Founded in 1984, Excelsior Fund currently offers 20 Funds with combined assets of approximately $2.4 billion. See "Description of Capital Stock."

  INVESTMENT ADVISER: United States Trust Company of New York ("U.S. Trust") serves as the Funds' investment adviser. U.S. Trust offers a variety of spe-cialized financial and fiduciary services to high-net worth individuals, in-stitutions and corporations. Excelsior Fund offers investors access to U.S. Trust's services. See "Management of the Funds--Investment Adviser."

  INVESTMENT OBJECTIVES AND POLICIES: Generally, each Fund is a diversified investment portfolio which invests in equity securities. The Income and Growth Fund also may invest significantly in bonds. The Funds' investment objectives and policies are summarized on the cover and explained in greater detail later in this Prospectus. See "Investment Objectives and Policies," "Portfolio In-struments and Other Investment Information" and "Investment Limitations."

  HOW TO INVEST: The Funds' Shares are offered at their public offering price, i.e., their net asset value plus a sales load which is subject to substantial reductions for large purchases and programs for accumulation. The sales load is not applicable to investors making their investments through a variety of institutions, such as U.S. Trust, other banks and trust companies. See "How to Purchase and Redeem Shares."

  The minimum to start an account is $500 per Fund, with a minimum of $50 per Fund for subsequent investments. The easiest way to invest is to complete the account application which accompanies this Prospectus and to send it with a check to the address noted on the application. Investors may also invest by wire and through investment dealers or institutional investors with appropri-ate sales agreements with Excelsior Fund. See "How to Purchase and Redeem Shares."

  HOW TO REDEEM: Redemptions may be requested directly from Excelsior Fund by mail, wire or telephone. Investors investing through another institution should request redemptions through their Shareholder Organization. See "How to Purchase and Redeem Shares."

  INVESTMENT RISKS AND CHARACTERISTICS: Generally, each Fund is subject to market and industry risk. Market risk is the possibility that stock prices will decline over short or even extended periods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally de-clining prices. These cycles will affect the values of each Fund. In addition, the Long-Term Supply of Energy Fund will normally concentrate its investments in the crude oil, petroleum and natural gas industry. This Fund will be sus-ceptible to industry risk, the possibility that a particular group of stocks will decline in price due to industry-specific developments. Because the Funds may invest in securities of foreign issuers, they are subject to the risks of fluctuations of the value of foreign currency relative to the U.S. dollar and other risks associated with such investments. Because the Income and Growth Fund also invests in bonds and other fixed-income securities, it will also be affected directly by fluctuations in interest rates and the credit markets. Investments in non-investment grade obligations may subject the Income and Growth Fund to increased risk of loss upon default. Such securities are gener-ally unsecured, are often subordinated debt and are often issued by entities with high levels of indebtedness and that are more sensitive to adverse eco-nomic conditions. Although each Fund generally seeks to invest for the long term, each Fund may engage in short-term trading of portfolio securities. A high rate of portfolio turnover may involve correspondingly greater transac-tion costs which must be borne directly by a Fund and ultimately by its share-holders. Investment in the Funds should not be considered a complete invest-ment program. See "Investment Objectives and Policies."

                                EXPENSE SUMMARY

  The following table summarizes the expenses borne by the Shares offered un-der this Prospectus.

                                                       LONG-TERM    PRODUCTIVITY ENVIRONMENTALLY-
                           EQUITY     INCOME AND       SUPPLY OF     ENHANCERS   RELATED PRODUCTS
                            FUND      GROWTH FUND     ENERGY FUND       FUND     AND SERVICES FUND
                          -------- ----------------- -------------- ------------ -----------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Load (as a
 percentage of offering
 price).................   4.50%         4.50%           4.50%         4.50%           4.50%
Sales Load on Reinvested
 Dividends..............    None          None            None          None            None
Deferred Sales Load.....    None          None            None          None            None
Redemption Fees/1/......    None          None            None          None            None
Exchange Fees...........    None          None            None          None            None
ANNUAL FUND OPERATING
 EXPENSES
 (AS A PERCENTAGE OF
 AVERAGE NET ASSETS)
Advisory Fees (after fee
 waivers)/2/............    .68%          .69%            .55%          .55%              0%
12b-1 Fees..............    None          None            None          None            None
Other Operating Expenses
 Administrative Servic-
  ing Fee/2/............    .07%          .06%            .05%          .04%            .10%
 Other Expenses/2/ (af-
  ter fee waivers)......    .30%          .30%            .36%          .39%            .89%
                           -----         -----           -----         -----           -----
Total Operating Expenses
 (after fee waivers)/2/
 .......................   1.05%         1.05%            .96%          .98%            .99%
                           =====         =====           =====         =====           =====
                                                        BUSINESS
                          AGING OF   COMMUNICATION   AND INDUSTRIAL    GLOBAL
                          AMERICA  AND ENTERTAINMENT RESTRUCTURING  COMPETITORS     EARLY LIFE
                            FUND         FUND             FUND          FUND        CYCLE FUND
                          -------- ----------------- -------------- ------------ -----------------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Load (as a
 percentage of offering
 price).................   4.50%         4.50%           4.50%         4.50%           4.50%
Sales Load on Reinvested
 Dividends..............    None          None            None          None            None
Deferred Sales Load.....    None          None            None          None            None
Redemption Fees/1/ .....    None          None            None          None            None
Exchange Fees...........    None          None            None          None            None
ANNUAL FUND OPERATING
 EXPENSES
 (AS A PERCENTAGE OF
 AVERAGE NET ASSETS)
Advisory Fees (after fee
 waivers)/2/ ...........    .56%          .55%            .56%          .56%            .52%
12b-1 Fees..............    None          None            None          None            None
Other Operating Expenses
 Administrative Servic-
  ing Fee/2/............    .04%          .05%            .04%          .04%            .08%
 Other Expenses/2/ (af-
  ter fee waivers)......    .33%          .32%            .31%          .29%            .30%
                           -----         -----           -----         -----           -----
Total Operating Expenses
 (after fee waivers)/2/
 .......................    .93%          .92%            .91%          .89%            .90%
                           =====         =====           =====         =====           =====

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1. The Fund's transfer agent imposes a direct $8.00 charge on each wire re-demption by noninstitutional (i.e. individual) investors which is not re-flected in the expense ratios presented herein. Shareholder organizations may charge their customers transaction fees in connection with redemptions. See "Redemption Procedures."
2. The Investment Adviser and Administrators may, from time to time, voluntar-ily waive part of their respective fees, which waivers may be terminated at any time. Until further notice, the Investment Adviser and/or Administra-tors intend to voluntarily waive fees in an amount equal to the Administra-tive Servicing Fee; and to further waive fees and reimburse expenses to the extent necessary for Shares of each of the Long-Term Supply of Energy, Pro-ductivity Enhancers, Environmentally-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Re-structuring, Global Competitors and Early Life Cycle Funds (collectively, the "Theme Funds"), respectively, to maintain an annual expense ratio of not more than .99%. Without such fee waivers, "Advisory Fees" would be .75%, .75%, .60%, .60%, .60%, .60%, .60%, .60%, .60% and .60%, and "Total
   Operating Expenses" would be 1.12%, 1.11%, 1.09%, 1.06%, 2.46%, .97%, .97%,
   .95%, .93% and .98% for the Equity, Income and Growth, Long-Term Supply of Energy, Productivity Enhancers, Environmentally-Related Products and Serv-ices, Aging of America, Communication and Entertainment, Business and In-dustrial Restructuring, Global Competitors and Early Life Cycle Funds, re-spectively, and "Other Expenses" would be .44%, .42% and 1.76% for the Long-Term Supply of Energy, Productivity Enhancers and Environmentally-Re-lated Products and Services Funds, respectively.

Example: You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual returns and (2) redemption of your investment at the end of the following periods:

                                                1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                ------ ------- ------- --------
Equity Fund....................................  $55     $77    $100     $167
Income and Growth Fund.........................   55      77     100      167
Long-Term Supply of Energy Fund................   54      74      96      158
Productivity Enhancers Fund....................   55      75      97      160
Environmentally-Related Products and Services
 Fund..........................................   55      75      97      161
Aging of America Fund..........................   54      73      94      154
Communication and Entertainment Fund...........   54      73      94      153
Business and Industrial Restructuring Fund.....   54      73      93      152
Global Competitors Fund........................   54      72      92      150
Early Life Cycle Fund..........................   54      72      93      151

  The foregoing expense summary and example (based on the maximum sales load payable on the Shares) are intended to assist investors in understanding the costs and expenses that an investor in Shares of the Funds will bear directly or indirectly. The expense summary sets forth advisory and other expenses pay-able with respect to Shares of the Funds for the fiscal year ended March 31, 1996. For more complete descriptions of the Funds' operating expenses, see "Management of the Funds" and "Description of Capital Stock" in this Prospectus and the financial statements and notes incorporated by reference in the State-ment of Additional Information.

  THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATE OF RETURN. ACTUAL EXPENSES AND RATE OF RETURN MAY BE GREATER OR LOWER THAN THOSE SHOWN IN THE EXPENSE SUMMARY AND EXAMPLE.

                             FINANCIAL HIGHLIGHTS

  The following tables include selected data for a Share outstanding throughout each period and other performance information derived from the financial statements included in Excelsior Fund's Annual Report to Shareholders for the year ended March 31, 1996 (the "Financial Statements"). The information contained in the Financial Highlights for each period has been audited by Ernst & Young LLP, Excelsior Fund's independent auditors. The following tables should be read in conjunction with the Financial Statements and notes thereto. More information about the performance of each Fund is also contained in the Annual Report to Shareholders which may be obtained from Excelsior Fund without charge by calling the number on the front cover of this Prospectus.

  The Equity, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds offer two separate series of shares--Trust Shares and shares of another series of-fered under this Prospectus. Trust Shares and the Shares offered under this Prospectus represent equal pro rata interests in each such Fund, except that Trust Shares bear the additional expense of distribution fees. See "Descrip-tion of Capital Stock."

                                  EQUITY FUND

                                                     YEAR ENDED MARCH 31,
                          ------------------------------------------------------------------------------------
                           1996     1995     1994     1993     1992    1991    1990    1989     1988     1987
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
Net Asset Value,
 Beginning of Period....   $21.40  $ 19.17  $ 18.77  $ 16.28  $14.13  $13.87  $13.22  $11.32  $  13.56  $12.35
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
Income From Investment
 Operations
 Net Investment Income..     0.12     0.07     0.05     0.08    0.13    0.28    0.34    0.19      0.15    0.18
 Net Gains or (Losses)
  on Securities
  (both realized and
  unrealized)...........     5.21     2.67     1.16     3.01    2.23    0.39    1.26    1.88     (1.63)   1.86
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
 Total From Investment
  Operations............     5.33     2.74     1.21     3.09    2.36    0.67    1.60    2.07     (1.48)   2.04
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
Less Distributions
 Dividends From Net
  Investment Income.....    (0.11)   (0.04)   (0.08)   (0.09)  (0.21)  (0.23)  (0.34)  (0.17)    (0.14)  (0.18)
 Dividends in Excess of
  Net Investment Income.     0.00     0.00     0.00     0.00    0.00    0.00    0.00    0.00      0.00    0.00
 Distributions From Net
  Realized Gain on
  Investments and
  Options...............    (2.19)   (0.47)   (0.39)   (0.51)   0.00   (0.18)  (0.61)   0.00     (0.62)  (0.65)
 Distributions in Excess
  of Net Realized Gain
  on Investments and
  Options...............     0.00     0.00    (0.34)    0.00    0.00    0.00    0.00    0.00      0.00    0.00
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
 Total Distributions....    (2.30)   (0.51)   (0.81)   (0.60)  (0.21)  (0.41)  (0.95)  (0.17)    (0.76)  (0.83)
                          -------  -------  -------  -------  ------  ------  ------  ------  --------  ------
Net Asset Value, End of
 Period.................   $24.43  $ 21.40  $ 19.17  $ 18.77  $16.28  $14.13  $13.87  $13.22  $  11.32  $13.56
                          =======  =======  =======  =======  ======  ======  ======  ======  ========  ======
Total Return/1/ ........   26.45%   14.65%    6.54%   19.26%  16.87%   5.11%  11.98%  18.52%  (11.24)%  17.61%
Ratios/Supplemental Data
 Net Assets, End of
  Period (in millions)..  $188.57  $137.42  $122.26  $106.14  $71.62  $29.87  $25.98  $17.61  $  13.58  $13.40
 Ratio of Net Operating
  Expenses to Average
  Net Assets............    1.05%    1.05%    1.14%    1.08%   1.15%   1.23%   1.22%   1.16%     1.16%   1.21%
 Ratio of Gross
  Operating Expenses to
  Average
  Net Assets/2/ ........    1.12%    1.08%    1.14%    1.08%   1.15%   1.23%   1.22%   1.16%     1.16%   1.30%
 Ratio of Net Investment
  Income to Average
  Net Assets............    0.55%    0.36%    0.25%    0.51%   0.87%   2.21%   2.45%   1.62%     1.26%   1.53%
 Portfolio Turnover
  Rate..................    27.0%    23.0%    17.0%    24.0%   20.0%   41.0%   53.0%   46.0%     67.0%   86.0%

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NOTES:
1. Total return data does not reflect the sales load payable on purchases of Shares.
2. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                             INCOME AND GROWTH FUND

                                                    YEAR ENDED MARCH 31,
                          ----------------------------------------------------------------------------------
                           1996     1995    1994    1993    1992    1991     1990    1989    1988    1987/1/
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  -------
Net Asset Value,
 Beginning of Period....  $ 11.82  $11.94  $11.45  $ 9.10  $ 8.36  $  8.84  $ 9.09  $ 8.12  $  8.95  $ 8.00
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  ------
Income From Investment
 Operations
 Net Investment Income..     0.39    0.38    0.31    0.27    0.30     0.29    0.40    0.28     0.44    0.06
 Net Gains or (Losses)
  on Securities
  (both realized and
  unrealized)...........     2.61    0.26    0.46    2.43    0.72    (0.43)   0.19    1.15    (0.93)   0.89
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  ------
 Total From Investment
  Operations............     3.00    0.64    0.77    2.70    1.02    (0.14)   0.59    1.43    (0.49)   0.95
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  ------
Less Distributions
 Dividends From Net
  Investment Income.....    (0.31)  (0.35)  (0.27)  (0.35)  (0.28)   (0.34)  (0.39)  (0.46)   (0.21)   0.00
 Dividends in Excess of
  Net Investment Income.     0.00    0.00    0.00    0.00    0.00     0.00    0.00    0.00     0.00    0.00
 Distributions From Net
  Realized Gain on
  Investments and
  Options...............    (0.06)  (0.41)  (0.01)   0.00    0.00     0.00   (0.45)   0.00    (0.13)   0.00
 Distributions in Excess
  of Net Realized Gain
  on Investments and
  Options...............     0.00    0.00    0.00    0.00    0.00     0.00    0.00    0.00     0.00    0.00
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  ------
 Total Distributions....    (0.37)  (0.76)  (0.28)  (0.35)  (0.28)   (0.34)  (0.84)  (0.46)   (0.34)   0.00
                          -------  ------  ------  ------  ------  -------  ------  ------  -------  ------
Net Asset Value, End of
 Period.................  $ 14.45  $11.82  $11.94  $11.45  $ 9.10  $  8.36  $ 8.84  $ 9.09  $  8.12  $ 8.95
                          =======  ======  ======  ======  ======  =======  ======  ======  =======  ======
Total Return/2/.........   25.83%   5.74%   6.69%  30.45%  12.42%  (1.30%)   6.14%  18.36%  (5.43%)  11.88%
Ratios/Supplemental Data
 Net Assets, End of
  Period (in millions)..  $127.50  $99.93  $96.68  $51.30  $23.25  $ 19.59  $23.66  $14.62  $  6.66  $ 3.71
 Ratio of Net Operating
  Expenses to Average
  Net Assets............    1.05%   1.06%   1.17%   1.15%   1.23%    1.28%   1.24%   1.22%    1.27%   1.13%/3/
 Ratio of Gross
  Operating Expenses to
  Average
  Net Assets/4/.........    1.11%   1.09%   1.17%   1.15%   1.23%    1.28%   1.24%   1.22%    1.27%   1.84%/3/
 Ratio of Net Investment
  Income to Average
  Net Assets............    2.95%   3.31%   2.77%   2.76%   3.52%    3.64%   4.47%   4.09%    6.20%   4.25%/3/
 Portfolio Turnover
  Rate..................    22.0%   36.0%   28.0%   28.0%   81.0%   148.0%   29.0%   24.0%    27.0%    7.0%/3/

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NOTES:
1. Inception date of the Fund was January 6, 1987.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                        LONG-TERM SUPPLY OF ENERGY FUND

                                     YEAR ENDED MARCH 31,
                                     -----------------------    PERIOD ENDED
                                      1996    1995    1994    MARCH 31, 1993/1/
                                     ------  ------  -------  -----------------
Net Asset Value, Beginning of
 Period............................. $ 7.92  $ 7.70  $  7.81       $ 7.00
                                     ------  ------  -------       ------
Income From Investment Operations
  Net Investment Income.............   0.07    0.09     0.08         0.01
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)......................   1.63    0.24    (0.12)        0.80
                                     ------  ------  -------       ------
  Total From Investment Operations..   1.70    0.33    (0.04)        0.81
                                     ------  ------  -------       ------
Less Distributions
  Dividends From Net Investment
   Income...........................  (0.07)  (0.10)   (0.07)        0.00
  Dividends in Excess of Net
   Investment Income................   0.00    0.00     0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options..   0.00   (0.01)    0.00         0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options......................   0.00    0.00     0.00         0.00
                                     ------  ------  -------       ------
  Total Distributions...............  (0.07)  (0.11)   (0.07)        0.00
                                     ------  ------  -------       ------
Net Asset Value, End of Period...... $ 9.55  $ 7.92  $  7.70       $ 7.81
                                     ======  ======  =======       ======
Total Return/2/..................... 21.60%   4.28%  (0.57)%       11.57%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions)........................ $23.29  $15.81  $  6.83       $ 1.46
  Ratio of Net Operating Expenses to
   Average Net Assets...............  0.96%   0.98%    0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/.........  1.09%   1.35%    2.03%        7.03%/3/
  Ratio of Net Investment Income to
   Average Net Assets...............  0.88%   1.18%    1.21%        1.69%/3/
  Portfolio Turnover Rate...........  43.0%   31.0%     6.0%           0%

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                          PRODUCTIVITY ENHANCERS FUND

                                     YEAR ENDED MARCH 31,
                                     -----------------------    PERIOD ENDED
                                      1996    1995     1994   MARCH 31, 1993/1/
                                     ------  -------  ------  -----------------
Net Asset Value, Beginning of
 Period............................. $ 8.12  $  7.88  $ 6.94       $  7.00
                                     ------  -------  ------       -------
Income From Investment Operations
  Net Investment Income.............   0.02    (0.01)   0.00          0.01
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)......................   2.12     0.35    0.96         (0.07)
                                     ------  -------  ------       -------
  Total From Investment Operations..   2.14     0.34    0.96         (0.06)
                                     ------  -------  ------       -------
Less Distributions
  Dividends From Net Investment
   Income...........................  (0.02)    0.00    0.00          0.00
  Dividends in Excess of Net
   Investment Income................  (0.01)    0.00   (0.02)         0.00
  Distributions From Net Realized
   Gain on Investments and Options..  (1.40)   (0.10)   0.00          0.00
  Distributions in Excess of Net
   Realized Gain on Investments and
   Options..........................   0.00     0.00    0.00          0.00
                                     ------  -------  ------       -------
  Total Distributions...............  (1.43)   (0.10)  (0.02)         0.00
                                     ------  -------  ------       -------
Net Asset Value, End of Period...... $ 8.83  $  8.12  $ 7.88       $  6.94
                                     ======  =======  ======       =======
Total Return/2/..................... 26.97%    4.45%  13.81%       (0.86)%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions)........................ $29.07  $ 18.27  $15.70       $  3.37
  Ratio of Net Operating Expenses to
   Average Net Assets...............  0.98%    0.99%   0.99%         0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/.........  1.06%    1.21%   1.49%         4.23%/3/
  Ratio of Net Investment
   Income/(Loss) to Average Net
   Assets...........................  0.20%  (0.10)%   0.01%         1.29%/3/
  Portfolio Turnover Rate........... 472.0%   276.0%  198.0%        183.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

               ENVIRONMENTALLY-RELATED PRODUCTS AND SERVICES FUND

                                     YEAR ENDED MARCH 31,
                                   --------------------------    PERIOD ENDED
                                    1996     1995      1994    MARCH 31, 1993/1/
                                   -------  -------  --------  -----------------
Net Asset Value, Beginning of
 Period..........................  $  6.21  $  6.24  $   6.95       $  7.00
                                   -------  -------  --------       -------
Income From Investment Operations
  Net Investment Loss............    (0.02)   (0.01)     0.00          0.00
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)...................     1.54    (0.01)    (0.71)        (0.05)
                                   -------  -------  --------       -------
  Total From Investment
   Operations....................     1.52    (0.02)    (0.71)        (0.05)
                                   -------  -------  --------       -------
Less Distributions
  Dividends From Net Investment
   Income........................     0.00     0.00      0.00          0.00
  Dividends in Excess of Net
   Investment Income.............     0.00    (0.01)     0.00          0.00
  Distributions From Net Realized
   Gain on Investments and
   Options.......................     0.00     0.00      0.00          0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options...................     0.00     0.00      0.00          0.00
                                   -------  -------  --------       -------
  Total Distributions............     0.00    (0.01)     0.00          0.00
                                   -------  -------  --------       -------
Net Asset Value, End of Period...  $  7.73  $  6.21  $   6.24       $  6.95
                                   =======  =======  ========       =======
Total Return/2/..................   24.48%  (0.27)%  (10.15)%       (0.71)%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).....................  $  3.95  $  4.36  $   4.53       $  2.45
  Ratio of Net Operating Expenses
   to Average Net Assets.........    0.99%    0.99%     0.99%         0.99%/3/
  Ratio of Gross Operating
   Expenses to Average Net
   Assets/4/.....................    2.46%    2.42%     2.20%         2.83%/3/
  Ratio of Net Investment
   Income/(Loss) to Average Net
   Assets........................  (0.18)%  (0.10)%   (0.07)%         0.32%/3/
  Portfolio Turnover Rate........    64.0%    61.0%     28.0%            0%

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                             AGING OF AMERICA FUND

                                     YEAR ENDED MARCH 31,
                                     -----------------------    PERIOD ENDED
                                      1996     1995    1994   MARCH 31, 1993/1/
                                     -------  ------  ------  -----------------
Net Asset Value, Beginning of
 Period............................. $  7.84  $ 6.99  $ 7.01        $7.00
                                     -------  ------  ------        -----
Income From Investment Operations
  Net Investment Income.............    0.05    0.04    0.03         0.01
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)......................    1.97    0.85   (0.02)        0.00
                                     -------  ------  ------        -----
  Total From Investment Operations..    2.02    0.89    0.01         0.01
                                     -------  ------  ------        -----
Less Distributions
  Dividends From Net Investment
   Income...........................   (0.05)  (0.04)  (0.03)        0.00
  Dividends in Excess of Net
   Investment Income................    0.00    0.00    0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options..    0.00    0.00    0.00         0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options......................    0.00    0.00    0.00         0.00
                                     -------  ------  ------        -----
  Total Distributions...............   (0.05)  (0.04)  (0.03)        0.00
                                     -------  ------  ------        -----
Net Asset Value, End of Period...... $  9.81  $ 7.84  $ 6.99        $7.01
                                     =======  ======  ======        =====
Total Return/2/.....................  25.80%  12.80%   0.13%        0.14%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions)........................ $ 44.79  $22.17  $10.58        $2.39
  Ratio of Net Operating Expenses to
   Average Net Assets...............   0.93%   0.99%   0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/.........   0.97%   1.26%   1.82%        3.87%/3/
  Ratio of Net Investment Income to
   Average Net Assets...............   0.54%   0.63%   0.59%        0.77%/3/
  Portfolio Turnover Rate...........   34.0%   14.0%   24.0%        14.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                      COMMUNICATION AND ENTERTAINMENT FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $ 9.64  $ 8.75  $ 7.61        $7.00
                                       ------  ------  ------        -----
Income From Investment Operations
  Net Investment Income..............    0.03    0.04    0.02         0.01
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    1.30    1.06    1.52         0.60
                                       ------  ------  ------        -----
  Total From Investment Operations...    1.33    1.10    1.54         0.61
                                       ------  ------  ------        -----
Less Distributions
  Dividends From Net Investment
   Income............................   (0.03)  (0.04)  (0.03)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options...   (0.62)  (0.17)  (0.37)        0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options.......................    0.00    0.00    0.00         0.00
                                       ------  ------  ------        -----
  Total Distributions................   (0.65)  (0.21)  (0.40)        0.00
                                       ------  ------  ------        -----
Net Asset Value, End of Period.......  $10.32  $ 9.64  $ 8.75        $7.61
                                       ======  ======  ======        =====
Total Return/2/......................  13.48%  12.87%  20.07%        8.71%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $46.95  $29.91  $21.02        $5.79
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.92%   0.98%   0.98%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.97%   1.06%   1.16%        2.20%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.28%   0.46%   0.29%        1.06%/3/
  Portfolio Turnover Rate............   65.0%   56.0%   60.0%        25.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                   BUSINESS AND INDUSTRIAL RESTRUCTURING FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $10.55  $ 9.64  $ 7.71       $  7.00
                                       ------  ------  ------       -------
Income From Investment Operations
  Net Investment Income..............    0.10    0.07    0.06          0.02
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    3.71    1.02    1.96          0.69
                                       ------  ------  ------       -------
  Total From Investment Operations...    3.81    1.09    2.02          0.71
                                       ------  ------  ------       -------
Less Distributions
  Dividends From Net Investment
   Income............................   (0.09)  (0.06)  (0.07)         0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00          0.00
  Distributions From Net Realized
   Gain on Investments and Options...   (0.24)  (0.12)  (0.02)         0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options.......................    0.00    0.00    0.00          0.00
                                       ------  ------  ------       -------
  Total Distributions................   (0.33)  (0.18)  (0.09)         0.00
                                       ------  ------  ------       -------
Net Asset Value, End of Period.......  $14.03  $10.55  $ 9.64       $  7.71
                                       ======  ======  ======       =======
Total Return/2/......................  36.48%  11.49%  26.40%         10.14%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $74.05  $30.18  $14.44       $  1.94
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.91%   0.98%   0.99%          0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.95%   1.08%   1.73%          5.85%3
  Ratio of Net Investment Income to
   Average Net Assets................   0.88%   0.83%   0.77%          2.48%/3/
  Portfolio Turnover Rate............   56.0%   82.0%   75.0%           9.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                            GLOBAL COMPETITORS FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $ 8.59  $ 7.69  $ 7.28        $7.00
                                       ------  ------  ------        -----
Income From Investment Operations
  Net Investment Income..............    0.07    0.07    0.05         0.01
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    2.27    0.90    0.41         0.27
                                       ------  ------  ------        -----
  Total From Investment Operations...    2.34    0.97    0.46         0.28
                                       ------  ------  ------        -----
Less Distributions
  Dividends from Net Investment
   Income............................   (0.06)  (0.07)  (0.05)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions from Net Realized
   Gain on Investments and Options...   (0.02)   0.00    0.00         0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options.......................   (0.02)   0.00    0.00         0.00
                                       ------  ------  ------        -----
  Total Distributions................   (0.10)  (0.07)  (0.05)        0.00
                                       ------  ------  ------        -----
Net Asset Value, End of Period.......  $10.83  $ 8.59  $ 7.69        $7.28
                                       ======  ======  ======        =====
Total Return/2/......................  27.39%  12.73%   6.29%        4.00%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $71.30  $25.50  $10.06        $2.04
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.89%   0.97%   0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.93%   1.18%   1.72%        3.97%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.73%   1.04%   0.81%        0.82%/3/
  Portfolio Turnover Rate............   17.0%   29.0%   19.0%           0%

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                             EARLY LIFE CYCLE FUND

                                    YEAR ENDED MARCH 31,
                                   -------------------------    PERIOD ENDED
                                    1996     1995     1994    MARCH 31, 1993/1/
                                   -------  -------  -------  -----------------
Net Asset Value, Beginning of
 Period........................... $  9.77  $  8.66  $  7.40        $7.00
                                   -------  -------  -------        -----
Income From Investment Operations
  Net Investment Income...........   (0.02)   (0.02)   (0.01)        0.00
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)....................    1.72     1.31     1.36         0.40
                                   -------  -------  -------        -----
  Total From Investment
   Operations.....................    1.70     1.29     1.35         0.40
                                   -------  -------  -------        -----
Less Distributions
  Dividends From Net Investment
   Income.........................    0.00     0.00     0.00         0.00
  Dividends in Excess of Net
   Investment Income..............    0.00     0.00     0.00         0.00
  Distributions From Net Realized
   Gain on Investments and
   Options........................   (0.69)   (0.18)   (0.09)        0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options....................    0.00     0.00     0.00         0.00
                                   -------  -------  -------        -----
  Total Distributions.............   (0.69)   (0.18)   (0.09)        0.00
                                   -------  -------  -------        -----
Net Asset Value, End of Period.... $ 10.78  $  9.77  $  8.66        $7.40
                                   =======  =======  =======        =====
Total Return/2/...................  18.29%   15.16%   18.27%        5.71%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions)...................... $ 78.06  $ 47.78  $ 24.95        $5.51
  Ratio of Net Operating Expenses
   to Average Net Assets..........   0.90%    0.96%    0.95%        0.99%/3/
  Ratio of Gross Operating
   Expenses to Average Net
   Assets/4/......................   0.98%    1.04%    1.15%        2.70%/3/
  Ratio of Net Investment
   Income/(Loss) to Average Net
   Assets......................... (0.17)%  (0.23)%  (0.25)%        0.12%/3/
  Portfolio Turnover Rate.........   38.0%    42.0%    20.0%         4.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

               U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES

 U.S. Trust offers a variety of specialized fiduciary and financial services to high-net worth individuals, institutions and corporations. As one of the largest institutions of its type, U.S. Trust prides itself in offering an at-tentive and high level of service to each of its clients. The Excelsior Funds offer individual investors access to U.S. Trust's services.

 Philosophy. In managing investments for the Funds, U.S. Trust follows a long-term investment philosophy which generally does not change with the short-term variability of financial markets or fundamental conditions. U.S. Trust's ap-proach begins with the conviction that all worthwhile investments are grounded in value. The Investment Adviser believes that an investor can identify funda-mental values that eventually should be reflected in market prices. U.S. Trust believes that over time, a disciplined search for fundamental value will achieve better results than attempting to take advantage of short-term price movements.

 Implementation of this long-term value philosophy consists of searching for, identifying and obtaining the benefits of present or future investment values. For example, such values may be found in a company's future earnings potential or in its existing resources and assets. Accordingly, U.S. Trust in managing investments for the Funds is constantly engaged in assessing, comparing and judging the worth of companies, particularly in comparison to the price the markets place on such companies' shares.

 Strategies. In order to translate its investment philosophy into more spe-cific guidance for selection of investments, the Investment Adviser uses three specific strategies. These strategies, while identified separately, may over-lap so that more than one may be applied in an investment decision.

 U.S. Trust's "PROBLEM/OPPORTUNITY STRATEGY" seeks to identify industries and companies with the capabilities to provide solutions to or benefit from com-plex problems such as the changing demographics and aging of the U.S. popula-tion or the need to enhance industrial productivity. U.S. Trust's second strategy is a "TRANSACTION VALUE" comparison of a company's real underlying asset value with the market price of its shares and with the sale prices for similar assets changing ownership in public market transactions. Differences between a company's real asset value and the price of its shares often are corrected over time by restructuring of the assets or by market recognition of their value. U.S. Trust's third strategy involves identifying "EARLY LIFE CY-CLE" companies whose products are in their earlier stages of development or that seek to exploit new markets. Frequently such companies are smaller compa-nies, but early life cycle companies may also include larger established com-panies with new products or markets for existing products. The Investment Ad-viser believes that over time the value of such companies should be recognized in the market.

 Themes. To complete U.S. Trust's investment philosophy, the three portfolio strategies discussed above are applied in concert with several "longer-term investment themes" to identify investment opportunities. The Investment Ad-viser believes these longer-term themes represent strong and inexorable trends. The Investment Adviser also believes that understanding the instiga-tion, catalysts and effects of these longer-term trends should help to iden-tify companies that are beneficiaries of these trends.

                      INVESTMENT OBJECTIVES AND POLICIES

 The Investment Adviser will use its best efforts to achieve the investment objective of each Fund, although their achievement cannot be assured. The in-vestment objective of each Fund is "fundamental," meaning that it may not be changed without a vote of the holders of a majority of the particular Fund's outstanding shares (as defined under "Miscellaneous"). Except as noted below in "Investment Limitations," the investment policies of each Fund may be changed without a vote of the holders of a majority of the outstanding shares of such Fund.

EQUITY FUND

 The Equity Fund's investment objective is to seek long-term capital apprecia-tion. The Equity Fund invests in companies which the Investment Adviser be-lieves have value currently not recognized in the market prices of the compa-nies' securities. The Investment Adviser uses the investment philosophy, strategies and themes discussed above to identify such investment values and to diversify the Fund's investments over a variety of industries and types of companies. See "Investment Policies Common to the Equity Fund and the Theme Funds" for a discussion of various investment policies applicable to the Eq-uity Fund.

THEME FUNDS

 Eight Theme Funds are offered having the common investment objective of long-term capital appreciation. As noted above, these Theme Funds are based on themes identified and followed by the Investment Adviser. Each Theme Fund's key policies are discussed below. Additional policies common to all Theme Funds are discussed after this section.

 LONG-TERM SUPPLY OF ENERGY FUND--invests in companies which the Investment Adviser believes will benefit from the availability, development and delivery of secure hydrocarbon and other energy sources. Such companies include those engaged in the following types of activities: the production, transmission, marketing, control or measurement of energy or fuels; providing products or services to companies engaged in such activities; energy-related research, ex-perimentation and consulting; and environmental activities such as pollution control and energy conservation. Included in such companies are oil and gas production and pipeline companies; drilling and drilling service companies; electric and gas utilities; and other energy resource companies such as coal producers and newer resources such as geothermal and solar energy producers. Normally, at least 25% of the Fund's assets will be invested in the crude oil, petroleum and natural gas industry. However, less than that amount may be so invested if there have been changes in governmental regulations, world eco-nomic and political events, exploration or production spending; or supply, de-mand or prices of crude oil, petroleum, natural gas or other energy sources, and in the Investment Adviser's opinion, such changes would have an adverse affect on the securities of companies in that industry. Under normal condi-tions, at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 Among the characteristics the Investment Adviser currently looks for in en-ergy and energy-related investments are companies or energy sources which the Investment Adviser believes are:

- dedicated to producing supplies of energy at economically acceptable cost;
- located in politically and economically stable or "secure" areas, i.e, sub-ject only to minimal risk of disruption for political or ideological rea-sons, or by economic "warfare" or systemic economic weakness;
- available in continuous, sufficient quantity to be reliable and economically significant; and
- involved in energy which is easily and economically transportable and dis-tributable to where it is consumed.

 PRODUCTIVITY ENHANCERS FUND--invests in companies which the Investment Ad-viser believes will benefit from their roles as innovators, developers and suppliers of goods and services which enhance service and manufacturing pro-ductivity or companies that are most effective at obtaining and applying pro-ductivity enhancement developments. The essential criteria for such products and services is that they have the ability to increase a user's productivity, e.g., enable the user to generate equal or greater economic value at lower to-tal unit cost than alternatives or provide measurable improvement of produc-tivity by the provider or the user. Such companies may include but are not limited to production automation manufacturers, computer hardware and software producers and distributors, communications and mobile telephone providers, and companies involved with cost control, asset redeployment and downsizing activ-ities and enhancing the utilization of technology. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies of the type described in this para-graph.

 ENVIRONMENTALLY-RELATED PRODUCTS AND SERVICES FUND--invests in companies which the Investment Adviser believes will benefit from their provision of products, technologies and services related to conservation, protection and restoration of the environment. Such companies may include but are not limited to companies engaged in waste management and pollution control, prevention and cleanup activities. The Fund is not intended to be an "environmentally cor-rect" fund and may invest in companies without regard to whether they are en-gaged in operations harmful to the environment. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 The Fund may also invest a portion of its assets in securities of companies that offer products and services used by individuals in response to ecological concerns and concerns relating to their social environment. Such investments may include, without limitation, securities of companies that produce protec-tive clothing, sunscreens and personal security products.

 AGING OF AMERICA FUND--invests in companies which the Investment Adviser be-lieves will benefit from the changes occurring in the demographic structure of the U.S. population, particularly its growing proportion of individuals over the age of 40. In analyzing companies for this Fund, the Investment Adviser considers carefully the ongoing changes in the mean and median ages of the U.S. population and the resulting effects on the lifestyles and day-to-day economic actions of the population as a whole. Companies currently positioned to benefit from such changes include health care, pharmaceutical, biotechnol-ogy and similar health-related firms. In addition, certain clothing, financial services, entertainment, real estate and housing, food and beverage and other types of companies may be positioned to benefit from the demographic changes. Under normal conditions, at least 65% of the Fund's total assets will be in-vested in companies of the type described in this paragraph.

 COMMUNICATION AND ENTERTAINMENT FUND--invests in companies which the Invest-ment Adviser believes will benefit from the technological and international transformation of the communications and entertainment industries, particu-larly the convergence of information, communication and entertainment media. Such companies may include those engaged in the development, production, sale and distribution of products or services in the broadcast, radio and televi-sion, leisure, entertainment, amusement, publishing, telecommunications serv-ices and equipment, and telephone utilities industries. In analyzing companies for investment, the Investment Adviser may focus on firms which the Investment Adviser believes are innovators of or will benefit from the melding of comput-er, communications and entertainment technologies. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 BUSINESS AND INDUSTRIAL RESTRUCTURING FUND--invests in companies which the Investment Adviser believes will benefit from their restructuring or redeploy-ment of assets and operations in order to become more competitive or profit-able. Such companies may include those involved in prospective mergers, con-solidations, liquidations, spin-offs, financial restructurings and reorganiza-tions. The business activities of such companies are not limited in any way. Under normal conditions, at least 65% of the Fund's total assets will be in-vested in companies of the type described in this paragraph. The Investment Adviser's focus is to find companies whose restructuring activities offer sig-nificant value and investment potential. For the past several years, leveraged buy-outs and mergers have been prominent trends. Currently, a great deal of value is being created as companies deleverage, recapitalize, and rationalize their operations in order to increase profitability. There is risk in these types of investments. For example, should a company be unsuccessful in reduc-ing its debt, it may be forced into default on its debt, increasing its debt or bankruptcy.

 GLOBAL COMPETITORS FUND--invests primarily in U.S.-based companies which the Investment Adviser believes will benefit from their position as effective and strong competitors on a global basis. Such companies are characterized by their ability to supply something unique or of greater value, or to deliver goods and services more efficiently or reliably. These companies develop and implement international marketing strategies for their goods and services. The range of businesses encompassed by this policy is broad and, by way of example, may in-clude companies engaged in soft drink production and sales, clothing manufac-turers, tobacco product producers, precision instrument and aerospace provid-ers, and a variety of communications systems, biotechnology and high technology suppliers. While the Fund will invest primarily in U.S.-based companies with such features, up to 20% of the Fund's assets may be invested in non-U.S.-based global competitors. The Fund will not engage in currency hedging in an attempt to anticipate currency fluctuations with respect to any such foreign invest-ments. Under normal conditions, the Fund will invest in securities of issuers from at least three countries and at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 EARLY LIFE CYCLE FUND--invests primarily in smaller companies which are in the earlier stages of their development or larger or more mature companies engaged in new and higher growth potential operations. An early life cycle company is one which is early in its development as a company, yet has demonstrated or is expected to achieve substantial long-term earnings growth. More mature or larg-er, established companies may also be positioned for accelerating earnings be-cause of rejuvenated management, new products, new markets for existing prod-ucts or structural changes in the economy. In selecting companies for invest-ment, the Investment Adviser looks for innovative companies whose potential has not yet been fully recognized by the securities markets. Under normal condi-tions, at least 65% of the Fund's total assets will be invested in companies with capitalization of $1 billion or less. The risk and venture oriented nature of such companies naturally entails greater risk for investors when contrasted with investing in more established companies.

INVESTMENT POLICIES COMMON TO THE EQUITY FUND AND THE THEME FUNDS

 Under normal market and economic conditions, the Equity and each Theme Fund will invest at least 65% of its total assets in common stock, preferred stock and securities convertible into common stock. Normally, up to 35% of each such Fund's total assets may be invested in other securities and instruments includ-ing, e.g., other investment-grade debt securities, warrants, options, and futures instruments as described in more detail below. During temporary defen-sive periods or when the Investment Adviser believes that suitable stocks or convertible securities are unavailable, each Fund may hold cash or invest some or all of its assets in U.S. Government securities, high-quality money market instruments and repurchase agreements collateralized by the foregoing obliga-tions.

 In managing the Equity and Theme Funds, the Investment Adviser seeks to pur-chase securities having value currently not recognized in the market price of a security, consistent with the strategies discussed above.

 Portfolio holdings will include common stocks of companies having capitaliza-tions of varying amounts, and all Funds will invest in the securities of high growth, small companies where the Investment Adviser expects earnings and the price of the securities to grow at an above-average rate. As discussed above, the Early Life Cycle Fund emphasizes such companies. Certain securities owned by the Equity and Theme Funds may be traded only in the over-the-counter market or on a regional securities exchange, may be listed only in the quotation serv-ice commonly known as the "pink sheets," and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, there may be a greater fluctuation in the value of a Fund's Shares, and a Fund may be required, in order to meet redemptions or for other reasons, to sell these securities at a discount from market prices, to sell during periods when such disposition is not desirable, or to make many small sales over a period of time.

 The Equity and Theme Funds may invest in the securities of foreign issuers. The Funds may invest indirectly in the securities of foreign issuers through sponsored and unsponsored American Depository Receipts ("ADRs"). ADRs represent receipts typically issued by a U.S. bank or trust company which evidence owner-ship of underlying securities of foreign issuers. Investments in unsponsored ADRs involve additional risk because financial information based on generally accepted accounting principles ("GAAP") may not be available for the foreign issuers of the underlying securities. ADRs may not necessarily be denominated in the same currency as the underlying securities into which they may be con-verted.

INCOME AND GROWTH FUND

 The Income and Growth Fund has two investment objectives. Its primary invest-ment objective is to seek to provide moderate current income and then, as a secondary objective, to achieve capital appreciation from its investments. In attempting to achieve these two objectives, the Income and Growth Fund invests, during normal market and economic conditions, a substantial portion of its as-sets in common stock, preferred stock and securities convertible into common stock. The Fund's investments in equity securities will be income-oriented, and it is expected that a portion of its assets will be invested on a regular basis in debt obligations.

 The Fund may invest in the securities of foreign issuers. The Fund may also invest indirectly in the securities of foreign issuers through sponsored and unsponsored ADRs. For information on ADRs, see "Investment Policies Common to the Equity Fund and the Theme Funds."

 In managing the equity portion of the Income and Growth Fund, the Investment Adviser will generally select securities that are expected to pay dividends and other distributions which will result in moderate current income when added to the income from the Fund's non-equity investments. As a general matter, the In-vestment Adviser will use the three strategies described above in "U.S. Trust's Investment Philosophy and Strategies"--problem/opportunity, transaction value, and early life cycle. In applying these strategies, however, the Investment Ad-viser will place greater emphasis on the current and anticipated income of par-ticular securities and lesser emphasis on the potential for capital apprecia-tion. As a result, the Income and Growth Fund can be expected to have a rela-tively smaller proportion of its assets invested in common shares of early life cycle companies than the Equity Fund or other Theme Funds. The Investment Ad-viser may also purchase equity securities for the Income and Growth Fund from time to time without regard to the strategies outlined above if it determines that the purchase is in furtherance of the Fund's investment objectives.

 Debt obligations may be acquired by the Income and Growth Fund to produce in-come and (under certain conditions) capital appreciation, and may include both convertible and non-convertible corporate and government bonds, debentures, money market instruments, repurchase agreements collateralized by U.S. Govern-ment obligations, and other types of instruments listed in the next paragraph. Except as stated below, investments in debt obligations will be limited to those that are considered to be investment grade-i.e., debt obligations classi-fied within the four highest ratings of Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") or, if unrated, which are determined by the Investment Adviser to be of comparable quality. However, the Investment Adviser may at any time acquire other, non-investment grade ob-ligations when it believes that their investment characteristics make them de-sirable acquisitions for the Income and Growth Fund in light of its investment objectives and current portfolio mix, so long as, under normal market and eco-nomic conditions, no more than 5% of the Fund's total assets are invested in non-investment grade debt obligations.

Notwithstanding the foregoing, the Fund may invest up to 35% of its total as-sets in non-investment grade convertible debt obligations. Non-investment grade obligations (those that are rated "Ba" or lower by Moody's and, at the same time, "BB" or lower by S&P or unrated obligations), commonly referred to as "junk bonds", have speculative characteristics. Risks associated with lower-rated debt securities are (a) the relative youth and growth of the market for such securities, (b) the sensitivity of such securities to interest rate and economic changes, (c) the lower degree of protection of principal and interest payments, (d) the relatively low trading market liquidity for the securities,
(e) the impact that legislation may have on the high yield bond market (and, in turn, on the Fund's net asset value and investment practices), and (f) the creditworthiness of the issuers of such securities. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely effect their ability to serv-ice their principal and interest payment obligations, to meet projected busi-ness goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated bonds and adversely effect the value of out-standing bonds and the ability of the issuers to repay principal and interest. If the issuer of a debt obligation held by the Fund defaulted, the Fund could incur additional expenses to seek recovery. Adverse publicity and investor per-ceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities held by the Fund, especially in a thinly traded market.

 Debt obligations rated "BB," "B" or "CCC" by S&P are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" represents the lowest degree of speculation and "CCC" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse condi-tions. The rating "CC" is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating. The rating "C" is typically applied to debt subordinated to senior debt which is assigned an actual or im-plied "CCC-" debt rating, and may be used to cover a situation where a bank-ruptcy petition has been filed, but debt service payments are continued. The rating "CI" is reserved for income bonds on which no interest is being paid. Debt obligations rated "D" are in default, and payments of interest and/or re-payment of principal is in arrears. The ratings from "AA" through "CCC" are sometimes modified by the addition of a plus or minus sign to show relative standing within the major rating categories. Moody's has a similar classifica-tion scheme for non-investment grade debt obligations. Debt obligations rated "Ba," "B," "Caa," "Ca" and "C" provide questionable protection of interest and principal. The rating "Ba" indicates that a debt obligation has some specula-tive characteristics. The rating "B" indicates a general lack of characteris-tics of desirable investment. Debt obligations rated "Caa" are of poor quality, while debt obligations rated "Ca" are considered highly speculative. "C" repre-sents the lowest rated class of debt obligations. Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier "1" indicates that a security ranks in the higher end of its rating category; the modifier "2" reflects a mid-range rank-ing; and the modifier "3" indicates that the security ranks at the lower end of its generic rating category.

 In addition, the Income and Growth Fund may invest up to 10% of its total as-sets in other types of instruments, including warrants, options and other rights to purchase securities; liquidating trust receipts; limited partnership interests; certificates of beneficial ownership; creditor claims; and loan par-ticipations. Such instruments may represent ownership or creditor interests in a wide range of assets or businesses, and may be acquired by the Income and Growth Fund for either income purposes (as would normally be the case with in-struments such as liquidating trust receipts) or capital appreciation (as would be the case with warrants and options). In certain instances, there may be no established market for such instruments. The Income and Growth Fund will, however, at no time invest more than 10% of the value of its net assets in se-curities that are illiquid or for which market quotations are not readily available. Further, certain of these instruments may have speculative charac-teristics. For example, certain instruments may be issued by companies that are insolvent or have otherwise defaulted on their debt obligations. Such com-panies may be involved in bankruptcy reorganization proceedings. Warrants and options acquired by the Income and Growth Fund are subject to the possible loss of the entire premium paid by the Fund if the market price of the under-lying security falls below the exercise price. The Investment Adviser will purchase such obligations only when it determines that the potential return justifies the attendant risks. The investment features of the foregoing in-struments and investment risks involving their acquisition are described fur-ther in the Statement of Additional Information. Additionally, some of the instruments described above may not be "securities" or may not produce quali-fying income for purposes of the provisions of the Internal Revenue Code of 1986, as amended, applicable to investment companies. See "Taxes--Federal" be-low for a discussion of such provisions.

RISK FACTORS

 Each Fund is subject to market risk, interest rate risk and in some cases in-dustry risk. Market risk is the possibility that stock prices will decline over short or even extended periods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally declining prices. These cycles will affect the values of each Fund. In addition, the prices of bonds and other debt instruments generally fluctuate inversely with interest rate changes. Factors affecting debt securities will affect all of the Funds' debt holdings.

 The Long-Term Supply of Energy Fund will normally concentrate its investments in the crude oil, petroleum and natural gas industry. Accordingly, it will be susceptible to industry risk, the possibility that a particular group of stocks will decline in price due to industry-specific developments.

 Energy-related investments are affected generally by supply, demand, and other competitive factors for the companies' specific products and services. They are also affected by unpredictable factors such as the supply and demand for oil, gas, electricity and other energy sources, prices of such energy sources, exploration and production spending, governmental regulation, and world economic and political events. In addition, utilities firms in the en-ergy field are subject to a variety of factors affecting the public utilities industries, including: difficulty obtaining adequate returns on invested capi-tal which are typically subject to the control and scrutiny of public service commissions; restrictions on operations and increased costs and delays as a result of environmental considerations; costs of and ability to secure financ-ing for large construction and development projects; difficulties in obtaining secure energy resources; the uncertain effects of conservation efforts; and a variety of issues concerning financing, governmental approval and environmen-tal aspects of nuclear power facilities.

 Environmentally-related investments are affected generally by issues and un-certainties impacting the specialty chemicals, engineering and construction, machinery and pollution control industries. Such factors include the supply, demand, and other normal competitive factors for the various portfolio compa-nies' products and services. The environmental products and services industry generally has been affected positively by legislation resulting in stricter governmental regulations and enforcement policies for both commercial and gov-ernmental generators of waste, as well as by specific expenditures for cleanup efforts. Chemical products are affected, for example, by product obsolescence and competition; the handling of hazardous chemicals and products; and the po-tential for calamitous accidents. In addition to supply and demand factors, engineering, construction and machinery companies are affected by changes in interest rates and governmental spending and financing of public works and cleanup projects. Fi-nally, all of these types of companies are heavily affected by regulation of various governments, including the federal Environmental Protection Agency and its state counterparts. As regulations are developed and enforced, such compa-nies may be required to alter or cease production of a product or service or to agree to restrictions on their operations.

 Companies in the various communications and entertainment industries encoun-ter intense competition, short product life cycles and rapidly changing con-sumer tastes. In addition, companies in the telecommunications and utilities industries are subject to heavy governmental regulation.

 Small companies may have limited product lines, markets, or financial re-sources, or may be dependent upon a small management group, and their securi-ties may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities typically are traded in lower volume and because the issuers typically are subject to a greater de-gree to changes in their earnings and prospects.

 All Funds may invest in the securities of foreign issuers. Investments in foreign securities involve certain risks not ordinarily associated with in-vestments in domestic securities. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restric-tions. In addition, with respect to certain countries there is the possibility of expropriation of assets, confiscatory taxation, political or social insta-bility or diplomatic developments which could adversely affect investments in those countries. There may be less publicly available information about a for-eign company than about a U.S. company, and foreign companies may not be sub-ject to accounting, auditing and financial reporting standards and require-ments comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substan-tially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. Transaction costs on foreign securities markets are gen-erally higher than in the United States. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States and a Fund might have greater difficulty taking appropriate legal action in a foreign court. Dividends and interest payable on a Fund's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions al-lowed to investors under the Federal income tax provisions, they may reduce the net return to the shareholders.

 The Funds should not be considered a complete investment program. In view of the specialized nature of their investment activities, investment in the Eq-uity and Theme Funds' shares may be suitable only for those investors who can invest without concern for current income and are financially able to assume risk in search of long-term capital gains.

 Securities of companies discussed in this section may be more volatile than the overall market.

                        PORTFOLIO INSTRUMENTS AND OTHER
                            INVESTMENT INFORMATION

MONEY MARKET INSTRUMENTS

 All Funds may invest in "money market instruments," which include, among other things, bank obligations, commercial paper and corporate bonds with re-maining maturities of 13 months or less.

 Bank obligations include bankers' acceptances, negotiable certificates of de-posit, and non-negotiable time deposits earning a specified return and issued by a U.S. bank which is a member of the Federal Reserve System or insured by the Bank Insurance Fund of the

Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan asso-ciation or savings bank which is insured by the Savings Association Insurance Fund of the FDIC. Bank obligations also include U.S. dollar-denominated obli-gations of foreign branches of U.S. banks and obligations of domestic branches of foreign banks. Investments in bank obligations of foreign branches of do-mestic financial institutions or of domestic branches of foreign banks are limited so that no more than 5% of the value of a Fund's total assets may be invested in any one branch, and no more than 20% of a particular Fund's total assets at the time of purchase may be invested in the aggregate in such obli-gations (see investment limitation No. 5 below under "Investment Limita-tions"). Investments in time deposits are limited to no more than 5% of the value of a Fund's total assets at the time of purchase.

 Investments by the Funds in commercial paper will consist of issues that are rated "A-2" or better by S&P or "Prime-2" or better by Moody's. In addition, each Fund may acquire unrated commercial paper that is determined by the In-vestment Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by the particular Fund.

 Commercial paper may include variable and floating rate instruments. While there may be no active secondary market with respect to a particular instru-ment purchased by a Fund, the Fund may, from time to time as specified in the instrument, demand payment of the principal of the instrument or may resell the instrument to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of the instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for this or other reasons, suffer a loss with respect to such instrument. Any security which cannot be disposed of within seven days without taking a reduced price will be considered an illiquid security subject to the 10% limitation dis-cussed below under "Investment Limitations."

GOVERNMENT OBLIGATIONS

 All Funds may invest in U.S. Government obligations, including U.S. Treasury Bills and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the Federal National Mortgage Association, the General Services Administration, the Student Loan Marketing Association, the Central Bank for Cooperatives, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks and the Maritime Administration.

REPURCHASE AGREEMENTS

 In order to effectively manage their cash holdings, the Funds may enter into repurchase agreements. Each Fund will enter into repurchase agreements only with financial institutions that are deemed to be creditworthy by the Invest-ment Adviser, pursuant to guidelines established by Excelsior Fund's Board of Directors. No Fund will enter into repurchase agreements with the Investment Adviser or any of its affiliates. Repurchase agreements with remaining maturi-ties in excess of seven days will be considered illiquid securities and will be subject to the 10% limit described in Investment Limitation No. 6 below.

 The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the repurchase price. Default or bankruptcy of the seller would, however, expose a Fund to possible delay in connection with the dispo-sition of the underlying securities or loss to the extent that proceeds from a sale of the underlying securities were less than the repurchase price under the agreement.

SECURITIES LENDING

 To increase return on its portfolio securities, each Fund may lend its port-folio securities to broker/ dealers pursuant to agreements requiring the loans to be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may in-clude cash, securities of the U.S. Government, its agencies or instrumentali-ties, or an irrevocable letter of credit issued by a bank, or any combination thereof. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a Fund exceeds 30% of the value of its total assets. There may be risks of delay in receiving additional collateral or in recover-ing the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Investment Adviser to be of good standing and when, in the Investment Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

OPTIONS

 To further increase return on their portfolio securities in accordance with their respective investment objectives and policies, the Funds may enter into option transactions as described below.

 The Income and Growth and Theme Funds may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 5% of a Fund's net assets, as described further in the Statement of Additional Information. Such options may relate to particular securities or to various stock or bond indices. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the options.

 In addition, each Fund may engage in writing covered call options (options on securities owned by the particular Fund) and enter into closing purchase transactions with respect to such options. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. The aggregate value of the securities subject to options written by each Fund may not exceed 25% of the value of its net assets. By writing a covered call option, a Fund forgoes the opportunity to profit from an increase in the mar-ket price of the underlying security above the exercise price except insofar as the premium represents such a profit, and it will not be able to sell the underlying security until the option expires or is exercised or the Fund ef-fects a closing purchase transaction by purchasing an option of the same se-ries. The use of covered call options is not a primary investment technique of the Funds and such options will normally be written on underlying securities as to which the Investment Adviser does not anticipate significant short-term capital appreciation. Additional information on option practices, including particular risks thereof, is provided in the Funds' Statement of Additional Information.

FUTURES CONTRACTS

 The Theme Funds may also enter into interest rate futures contracts, other types of financial futures contracts and related futures options, as well as any index or foreign market futures which are available on recognized ex-changes or in other established financial markets.

 The Theme Funds will not engage in futures transactions for speculation, but only as a hedge against changes in market values of securities which a Fund holds or intends to purchase. The Theme Funds will engage in futures transac-tions only to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the Securities and Exchange Commission ("SEC"). When investing in futures contracts, the Funds must satisfy certain asset segregation require-ments to ensure that the use of futures is unleveraged. When a Fund takes a long position in a futures contract, it must maintain a segregated account containing cash and/or certain liquid assets equal to the purchase price of the contract, less any margin or deposit. When a Fund takes a short position in a futures contract, the Fund must maintain a segregated account containing cash and/or certain liquid assets in an amount equal to the market value of the securities underlying such contract (less any margin or deposit), which amount must be at least equal to the market price at which the short position was established. Asset segregation require-ments are not applicable when a Fund "covers" an options or futures position generally by entering into an offsetting position. Each Fund will limit its hedging transactions in futures contracts and related options so that, immedi-ately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract (or futures option) is traded, plus any premiums paid by the Fund on its open futures options positions, does not exceed 5% of the Fund's total as-sets, after taking into account any unrealized profits and unrealized losses on the Fund's open contracts (and excluding the amount that a futures option is "in-the-money" at the time of purchase). An option to buy a futures contract is "in-the-money" if the then-current purchase price of the underlying futures contract exceeds the exercise or strike price; an option to sell a futures con-tract is "in-the-money" if the exercise or strike price exceeds the then-cur-rent purchase price of the contract that is the subject of the option. In addi-tion, the use of futures contracts is further restricted to the extent that no more than 10% of a Fund's total assets may be hedged.

 Transactions in futures as a hedging device may subject a Fund to a number of risks. Successful use of futures by a Fund is subject to the ability of the In-vestment Adviser to correctly anticipate movements in the direction of the mar-ket. In addition, there may be an imperfect correlation, or no correlation at all, between movements in the price of the futures contracts (or options) and movements in the price of the instruments being hedged. Further, there is no assurance that a liquid market will exist for any particular futures contract (or option) at any particular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or may be unable to close a futures position in the event of adverse price movements.

INVESTMENT COMPANY SECURITIES

 In connection with the management of its daily cash positions, each Fund may invest in securities issued by other investment companies which invest in high-quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. The Income and Growth Fund may also purchase securities of unit investment trusts registered with the SEC as investment companies. In addition to the advisory fees and other expenses a Fund bears directly in connection with its own operations, as a shareholder of another investment company, a Fund would bear its pro rata portion of the other investment company's advisory fees and other expenses. As such, the Fund's shareholders would indirectly bear the expenses of the Fund and the other investment company, some or all of which would be duplicative. Such securities will be acquired by each Fund within the limits prescribed by the Investment Company Act of 1940 (the "1940 Act") which include, subject to certain exceptions, a prohibition against a Fund investing more than 10% of the value of its total assets in such securities.

WHEN-ISSUED AND FORWARD TRANSACTIONS

 Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal settlement date, at a stated price and yield. Securities purchased on a "forward commit-ment" or "when-issued" basis are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. It is expected that forward commitments and "when-issued" purchases will not ex-ceed 25% of the value of a Fund's total assets absent unusual market condi-tions, and that the length of such commitments will not exceed 45 days. The Funds do not intend to engage in "when-issued" purchases and forward commit-ments for speculative purposes, but only in furtherance of their investment ob-jectives.

ILLIQUID SECURITIES

 No Fund will knowingly invest more than 10% of the value of its net assets in securities that are illiquid. Each Fund may purchase securities which are not registered under the Securities Act of 1933 (the "Act") but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the Act. Any such security will not be considered illiquid so long as it is determined by the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This in-vestment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninter-ested in purchasing these restricted securities.

PORTFOLIO TURNOVER

 Each Fund may sell a portfolio investment immediately after its acquisition if the Investment Adviser believes that such a disposition is consistent with the investment objective of the particular Fund. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such in-vestments. A high rate of portfolio turnover may involve correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by a Fund and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short-term capital gains are realized, any distributions resulting from such gains are considered ordinary income for Federal income tax purposes. (See "Financial Highlights" and "Taxes--Federal.")

                             INVESTMENT LIMITATIONS

 The investment limitations enumerated below are matters of fundamental policy and may not be changed with respect to a Fund without the vote of the holders of a majority of a Fund's outstanding shares (as defined under "Miscellane-ous").

 A Fund may not:

  1. Purchase securities of any one issuer, other than U.S. Government obliga-tions, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested without regard to this 5% limitation;

  2. Borrow money except from banks for temporary purposes, and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in con-nection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed and 10% of the value of its total assets at the time of such borrowing. (This borrowing provision is included solely to fa-cilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests and is not for leverage purposes.) A Fund will not purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding. Optioned stock held in escrow is not deemed to be a pledge; and

  3. Make loans, except that (i) each Fund may purchase or hold debt securi-ties in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) each Fund may lend portfolio securities in an amount not exceeding 30% of its total assets, and (iii) the Income and Growth Fund may purchase or hold creditor claims, loan participations and other instruments in accordance with its investment objectives and policies.

 Each Fund other than the Long-Term Supply of Energy Fund may not:

  4. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that

 (a) with respect to the Equity and Income and Growth Funds, there is no limi-tation with respect to securities issued or guaranteed by the U.S. Government or domestic bank obligations, (b) with respect to each Theme Fund, there is no limitation with respect to securities issued or guaranteed by the U.S. Government, and (c) neither all finance companies, as a group, nor all util-ity companies, as a group, are considered a single industry for purposes of this policy.

 Each of the Equity and Income and Growth Funds may not:

  5. Invest in obligations of foreign branches of financial institutions or in domestic branches of foreign banks, if immediately after such purchase
 (i) more than 5% of the value of its total assets would be invested in obli-gations of any one foreign branch of the financial institution or domestic branch of a foreign bank; or (ii) more than 20% of its total assets would be invested in foreign branches of financial institutions or in domestic branches of foreign banks; and

  6. Knowingly invest more than 10% of the value of its total assets in illiq-uid securities, including repurchase agreements with remaining maturities in excess of seven days, restricted securities, and other securities for which market quotations are not readily available.

                                     * * *

 In addition to the investment limitations described above, no Fund may invest in the securities of any single issuer if, as a result, the Fund holds more than 10% of the outstanding voting securities of such issuer.

 The Theme Funds may not invest in obligations of foreign branches of financial institutions or in domestic branches of foreign banks if immediately after such purchase (i) more than 5% of the value of their respective total assets would be invested in obligations of any one foreign branch of the financial institu-tion or domestic branch of a foreign bank; or (ii) more than 20% of their re-spective total assets would be invested in foreign branches of financial insti-tutions or in domestic branches of foreign banks. The Theme Funds may not know-ingly invest more than 10% of the value of their respective total assets in il-liquid securities, including repurchase agreements with remaining maturities in excess of seven days, restricted securities and other securities for which mar-ket quotations are not readily available. These investment policies may be changed by Excelsior Fund's Board of Directors upon reasonable notice to share-holders.

 The Equity and Income and Growth Funds will not invest more than 25% of the value of their respective total assets in domestic bank obligations.

 With respect to all investment policies, if a percentage limitation is satis-fied at the time of investment, a later increase or decrease in such percentage resulting from a change in value of a Fund's portfolio securities will not con-stitute a violation of such limitation.

                               PRICING OF SHARES

 The net asset value of each Fund is determined and the Shares of each Fund are priced at the close of regular trading hours on the New York Stock Exchange (the "Exchange"), currently 4:00 p.m. (Eastern Time). Net asset value and pric-ing for each Fund are determined on each day the Exchange and the Investment Adviser are open for trading ("Business Day"). Currently, the holidays which the Funds observe are New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Vet-erans Day, Thanksgiving Day and Christmas. A Fund's net asset value per Share for purposes of pricing sales and redemptions is calculated by dividing the value of all securities and other assets allocable to its Shares, less the lia-bilities allocable to its Shares, by the number of its outstanding Shares.

 Assets in the Funds which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such se-curities are primarily traded or at the last sale price on the national securities market. Securities traded only on over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Secu-rities for which there were no transactions are valued at the average of the most recent bid and asked prices. An option or futures contract is valued at the last sales price quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices. Restricted securities, securities for which market quotations are not readily available, and other assets are valued at fair value, pursuant to guidelines adopted by Excelsior Fund's Board of Di-rectors.

 Portfolio securities which are primarily traded on foreign securities ex-changes are generally valued at the preceding closing values of such securi-ties on their respective exchanges, except that when an event subsequent to the time where value was so established is likely to have changed such value, then the fair value of those securities will be determined by consideration of other factors under the direction of the Board of Directors. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Invest-ments in debt securities having a maturity of 60 days or less are valued based upon the amortized cost method. All other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with guidelines adopted by the Board of Di-rectors. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of conversion. Some of the securities acquired by the Funds may be traded on foreign exchanges or over-the-counter markets on days which are not Business Days. In such cases, the net asset value of the Shares may be significantly affected on days when investors can neither purchase nor redeem a Fund's Shares. Excelsior Fund's administrators have undertaken to price the securities in the Funds' portfolios, and may use one or more independent pric-ing services in connection with this service.

                       HOW TO PURCHASE AND REDEEM SHARES

DISTRIBUTOR

 Shares in each Fund are continuously offered for sale by Excelsior Fund's sponsor and distributor, Edgewood Services, Inc. (the "Distributor"), a whol-ly-owned subsidiary of Federated Investors. The Distributor is a registered broker/dealer. Its principal business address is Clearing Operations, P.O. Box 897, Pittsburgh, PA 15230-0897.

PURCHASE OF SHARES

 The Distributor has established several procedures for purchasing Shares in order to accommodate different types of investors.

 Shares may be purchased directly by individuals ("Direct Investors") or by institutions ("Institutional Investors" and, collectively with Direct Invest-ors, "Investors"). Shares may also be purchased by customers ("Customers") of the Investment Adviser, its affiliates and correspondent banks, and other in-stitutions ("Shareholder Organizations") that have entered into shareholder servicing agreements with Excelsior Fund. A Shareholder Organization may elect to hold of record Shares for its Customers and to record beneficial ownership of Shares on the account statements provided by it to its Customers. If it does so, it is the Shareholder Organization's responsibility to transmit to the Distributor all purchase orders for its Customers and to transmit, on a timely basis, payment for such orders to Chase Global Funds Services Company ("CGFSC"), the Funds' sub-transfer agent, in accordance with the procedures agreed to by the Shareholder Organization and the Distributor. Confirmations of all such Customer purchases and redemptions will be sent by CGFSC to the particular Shareholder Organization. As an alternative, a Shareholder Organi-zation may elect to establish its Customers' accounts of record with CGFSC. In this event, even if the Shareholder Organization continues to place its Cus-tomers' purchase and redemption orders with the Funds, CGFSC will send confir-mations of such transactions and periodic account statements directly to Customers. A Shareholder Organization may also elect to establish its Customers as record holders.

 Excelsior Fund enters into shareholder servicing agreements with Shareholder Organizations which agree to provide their Customers various shareholder ad-ministrative services with respect to their Shares (hereinafter referred to as "Service Organizations"). Shares in the Funds bear the expense of fees payable to Service Organizations for such services. See "Management of the Funds-- Service Organizations."

 Customers wishing to purchase Shares through their Shareholder Organization should contact such entity directly for appropriate instructions. (For a list of Shareholder Organizations in your area, call (800) 446-1012.) An investor purchasing Shares through a registered investment adviser or certified financial planner may incur transaction charges in connection with such pur-chases. Such investors should contact their registered investment adviser or certified financial planner for further information on transaction fees. In-vestors may also purchase Shares directly from the Distributor in accordance with procedures described below under "Purchase Procedures."

PUBLIC OFFERING PRICE

 The public offering price for Shares of each Fund is the sum of the net asset value of the Shares purchased plus a sales load according to the table below:

                              TOTAL SALES CHARGES       REALLOWANCE TO DEALERS
                         ------------------------------ ----------------------
                           AS A % OF       AS A % OF          AS A % OF
                         OFFERING PRICE    NET ASSET        OFFERING PRICE
AMOUNT OF TRANSACTION      PER SHARE    VALUE PER SHARE       PER SHARE
---------------------    -------------- --------------- ----------------------
Less than $50,000.......      4.50%          4.71%               4.00%
$50,000 to $99,999......      4.00           4.17                3.50
$100,000 to $249,999....      3.50           3.63                3.00
$250,000 to $499,999....      3.00           3.09                2.50
$500,000 to $999,999....      2.00           2.05                1.50
$1,000,000 to
 $1,999,999.............      1.00           1.00                 .50
$2,000,000 and over.....       .50            .50                 .25

 The reallowance to dealers may be changed from time to time but will remain the same for all such dealers.

 At various times the Distributor may implement programs under which a deal-er's sales force may be eligible to win nominal awards for certain sales ef-forts or under which the Distributor will reallow to any dealer that sponsors sales contests or recognition programs conforming to criteria established by the Distributor, or participates in sales programs sponsored by the Distribu-tor, an amount not exceeding the total applicable sales charges on the sales generated by the dealer at the public offering price during such programs. Al-so, the Distributor in its discretion may from time to time, pursuant to ob-jective criteria established by the Distributor, pay fees to qualifying deal-ers for certain services or activities which are primarily intended to result in sales of Shares of the Funds. If any such program is made available to any dealer, it will be made available to all dealers on the same terms and condi-tions. Payments made under such programs will be made by the Distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Shares or the amount that the Funds will receive from such sales.

 In addition, the Distributor may offer to pay a fee from its own assets (in-cluding any portion of the sales load retained by the Distributor) to finan-cial institutions as financial assistance for the continuing investment of customers' assets in the Funds or for providing substantial marketing, sales and operational support. The support may include initiating customer accounts, participating in sales, educational and training seminars, providing sales literature, and engineering computer software programs that emphasize the at-tributes of the Funds. Such assistance will be predicated upon the amount of Shares the financial institution sells or may sell, and/or upon the type and nature of sales or marketing support furnished by the financial institution.

 The sales load described above will not be applicable to: (a) purchases of Shares by customers of the Investment Adviser or its affiliates; (b) trust, agency or custodial accounts opened through the trust department of a bank, trust company or thrift institution, provided that appropriate notification of such status is given at the time of invest-ment; (c) companies, corporations and partnerships (excluding full service broker/ dealers and financial planners, registered investment advisers and de-pository institutions not covered by the exemptions in (d) and (e) below); (d) financial planners and registered investment advisers not affiliated with or clearing purchases through full service broker/dealers; (e) purchases of Shares by depository institutions for their own account as principal; (f) ex-change transactions (described below under "Investor Programs--Exchange Privi-lege") where the Shares being exchanged were acquired in connection with the distribution of assets held in trust, agency or custodial accounts maintained with the trust department of a bank; (g) corporate/business retirement plans (such as 401(k), 403(b)(7), 457 and Keogh accounts) sponsored by the Distribu-tor and IRA accounts sponsored by the Investment Adviser; (h) company-spon-sored employee pension or retirement plans making direct investments in the Funds; (i) purchases of Shares by officers, trustees, directors, employees, former employees and retirees of Excelsior Fund, Excelsior Tax-Exempt Funds, Inc. ("Excelsior Tax-Exempt Fund"), Excelsior Institutional Trust, Excelsior Funds, the Investment Adviser, the Distributor or of any direct or indirect affiliate of any of them; (j) purchases of Shares by all beneficial sharehold-ers of Excelsior Fund or Excelsior Tax-Exempt Fund as of May 22, 1989;
(k) purchases of Shares by investment advisers registered under the Investment Advisers Act of 1940 for their customers through an omnibus account estab-lished with United States Trust Company of New York; (l) purchases of Shares by directors, officers and employees of brokers and dealers selling shares pursuant to a selling agreement with Excelsior Fund, Excelsior Tax-Exempt Fund, Excelsior Institutional Trust or Excelsior Funds; (m) purchases of shares by investors who are members of affinity groups serviced by USAffinity Investments Limited Partnership; and (n) customers of certain financial insti-tutions who purchase Shares through a registered representative of UST Finan-cial Services Corp. on the premises of their financial institutions. In addi-tion, no sales load is charged on the reinvestment of dividends or distribu-tions or in connection with certain share exchange transactions. Investors who have previously redeemed shares in an "Eligible Fund" (as defined below) on which a sales load has been paid also have a one-time privilege of purchasing shares of another "Eligible Fund" at net asset value without a sales charge, provided that such privilege will apply only to purchases made within 30 cal-endar days from the date of redemption and only with respect to the amount of the redemption. These exemptions to the imposition of a sales load are due to the nature of the investors and/or reduced sales effort that will be needed in obtaining investments.

QUANTITY DISCOUNTS

 An investor in the Funds may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

 In order to obtain quantity discount benefits, an investor must notify CGFSC at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please call (800) 446-1012 or contact your Shareholder Or-ganization.

 Rights of Accumulation. A reduced sales load applies to any purchase of shares of any portfolio of Excelsior Fund and Excelsior Tax-Exempt Fund that is sold with a sales load ("Eligible Fund") where an investor's then current aggregate investment is $50,000 or more. "Aggregate investment" means the to-tal of: (a) the dollar amount of the then current purchase of shares of an El-igible Fund and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales load has been paid. If, for example, an investor benefi-cially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales load has been paid and subsequently pur-chases shares of an Eligible Fund having a current value of $1,000, the load applicable to the subsequent purchase would be reduced to 4.00% of the offer-ing price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales load.

 Letter of Intent. By completing the Letter of Intent included as part of the New Account Application, an investor becomes eligible for the reduced sales load applicable to the total number of Eligible Fund shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales load, the offer-ing price of shares of an Eligible Fund on which a sales load has been paid, beneficially owned by an investor on the date of submission of the Letter of Intent, may be used as a credit toward completion of the Letter of Intent. However, the reduced sales load will be applied only to new purchases.

 CGFSC will hold in escrow shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales load if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when an investor fulfills the terms of the Letter of Intent by pur-chasing the specified amount. If purchases qualify for a further sales load reduction, the sales load will be adjusted to reflect an investor's total pur-chases. If total purchases are less than the amount specified, an investor will be requested to remit an amount equal to the difference between the sales load actually paid and the sales load applicable to the total purchases. If such remittance is not received within 20 days, CGFSC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at the Distributor's direc-tion, will redeem an appropriate number of shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to pur-chase the full amount indicated at the sales load in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales load. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

 Qualification for Discounts. For purposes of applying the Rights of Accumula-tion and Letter of Intent privileges described above, the scale of sales loads applies to the combined purchases made by any individual and/or spouse pur-chasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit sharing plan or IRA established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

PURCHASE PROCEDURES

General

 Direct Investors may purchase Shares by completing the Application for pur-chase of Shares accompanying this Prospectus and mailing it, together with a check payable to Excelsior Funds, to:

   Excelsior Funds
   c/o Chase Global Funds Services Company
   P.O. Box 2798
   Boston, MA 02208-2798

 Subsequent investments in an existing account in any Fund may be made at any time by sending to the above address a check payable to Excelsior Funds along with: (a) the detachable form that regularly accompanies the confirmation of a prior transaction; (b) a subsequent order form which may be obtained from CGFSC; or (c) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Institu-tional Investors may purchase Shares by transmitting their purchase orders to CGFSC by telephone at (800) 446-1012 or by terminal access. Institutional In-vestors must pay for Shares with Federal funds or funds immediately available to CGFSC.

Purchases by Wire

 Investors may also purchase Shares by wiring Federal funds to CGFSC. Prior to making an initial investment by wire, an Investor must telephone CGFSC at
(800) 446-1012 (from overseas, call (617) 557-8280) for instructions. Federal funds and registration instructions should be wired through the Federal Reserve System to:

   The Chase Manhattan Bank, N.A.
   ABA #021000021
   Excelsior Funds, Account No. 9102732915
   For further credit to:
   Excelsior Funds
   Wire Control Number
   Account Registration (including account number)

 Investors making initial investments by wire must promptly complete the Appli-cation accompanying this Prospectus and forward it to CGFSC. Redemptions by In-vestors will not be processed until the completed Application for purchase of Shares has been received by CGFSC and accepted by the Distributor. Investors making subsequent investments by wire should follow the above instructions.

OTHER PURCHASE INFORMATION

 Except as provided in "Investor Programs" below, the minimum initial invest-ment by an Investor or initial aggregate investment by a Shareholder Organiza-tion investing on behalf of its Customers is $500 per Fund. The minimum subse-quent investment for both types of investors is $50 per Fund. Customers may agree with a particular Shareholder Organization to make a minimum purchase with respect to their accounts. Depending upon the terms of the particular ac-count, Shareholder Organizations may charge a Customer's account fees for auto-matic investment and other cash management services provided. Excelsior Fund reserves the right to reject any purchase order, in whole or in part, or to waive any minimum investment requirements.

REDEMPTION PROCEDURES

 Customers of Shareholder Organizations holding Shares of record may redeem all or part of their investments in the Funds in accordance with procedures gov-erning their accounts at the Shareholder Organizations. It is the responsibil-ity of the Shareholder Organizations to transmit redemption orders to CGFSC and credit such Customer accounts with the redemption proceeds on a timely basis. Redemption orders for Institutional Investors must be transmitted to CGFSC by telephone at (800) 446-1012 or by terminal access. No charge for wiring redemp-tion payments to Shareholder Organizations or Institutional Investors is im-posed by Excelsior Fund, although Shareholder Organizations may charge a Cus-tomer's account for wiring redemption proceeds. Information relating to such redemption services and charges, if any, is available from the Shareholder Or-ganizations. An investor redeeming Shares through a registered investment ad-viser or certified financial planner may incur transaction charges in connec-tion with such redemptions. Such investors should contact their registered in-vestment adviser or certified financial planner for further information on transaction fees. Investors may redeem all or part of their Shares in accor-dance with any of the procedures described below (these procedures also apply to Customers of Shareholder Organizations for whom individual accounts have been established with CGFSC).

REDEMPTION BY MAIL

 Shares may be redeemed by a Direct Investor by submitting a written request for redemption to:

   Excelsior Funds
   c/o Chase Global Funds Services Company
   P.O. Box 2798
   Boston, MA 02208-2798

 A written redemption request to CGFSC must (i) state the number of Shares to be redeemed, (ii) identify the shareholder account number and tax identifica-tion number, and (iii) be signed by each registered owner exactly as the Shares are registered. If the Shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or accompanied by a duly executed stock power) and must be submitted to CGFSC together with the redemption request. A redemp-tion request for an amount in excess of $50,000 per account, or for any amount if the proceeds are to be sent elsewhere than the address of record, must be accompanied by signature guarantees from any eligible guarantor institution ap-proved by CGFSC in accordance with its Standards, Procedures and Guidelines for the Acceptance of Signature Guarantees ("Signature Guarantee Guidelines"). Eli-gible guarantor institutions generally include banks, broker/dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. All eligible guarantor institutions must participate in the Securities Transfer Agents Medallion Program ("STAMP") in order to be approved by CGFSC pursuant to the Signature Guarantee Guide-lines. Copies of the Signature Guarantee Guidelines and information on STAMP can be obtained from CGFSC at (800) 446-1012 or at the address given above. CGFSC may require additional supporting documents for redemptions made by cor-porations, executors, administrators, trustees and guardians. A redemption re-quest will not be deemed to be properly received until CGFSC receives all re-quired documents in proper form. Payment for Shares redeemed will ordinarily be made by mail within five Business Days after proper receipt by CGFSC of the re-demption request. Questions with respect to the proper form for redemption re-quests should be directed to CGFSC at (800) 446-1012 (from overseas, call (617) 557-8280).

REDEMPTION BY WIRE OR TELEPHONE

 Direct Investors who have so indicated on the Application, or have subse-quently arranged in writing to do so, may redeem Shares by instructing CGFSC by wire or telephone to wire the redemption proceeds directly to the Direct In-vestor's account at any commercial bank in the United States. Direct Investors who are shareholders of record may also redeem Shares by instructing CGFSC by telephone to mail a check for redemption proceeds of $500 or more to the share-holder of record at his or her address of record. Institutional Investors may also redeem Shares by instructing CGFSC by telephone at (800) 446-1012 or by terminal access. Only redemptions of $500 or more will be wired to a Direct In-vestor's account. An $8.00 fee for each wire redemption by a Direct Investor is deducted by CGFSC from the proceeds of the redemption. The redemption proceeds for Direct Investors must be paid to the same bank and account as designated on the Application or in written instructions subsequently received by CGFSC.

 In order to arrange for redemption by wire or telephone after an account has been opened or to change the bank or account designated to receive redemption proceeds, a Direct Investor must send a written request to Excelsior Fund, c/o CGFSC, at the address listed above under "Redemption by Mail." Such requests must be signed by the Direct Investor, with signatures guaranteed (see "Redemp-tion by Mail" above, for details regarding signature guarantees). Further docu-mentation may be requested.

 CGFSC and the Distributor reserve the right to re- fuse a wire or telephone redemption if it is believed advisable to do so. Procedures for redeeming Shares by wire or telephone may be modified or terminated at any time by Excel-sior Fund, CGFSC or the Distributor. EXCELSIOR FUND, CGFSC, AND THE DISTRIBUTOR WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACTING UPON TELEPHONE INSTRUCTIONS THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPT-ING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, EXCELSIOR FUND WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE IN-STRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION.

 If any portion of the Shares to be redeemed represents an investment made by personal check, Excelsior Fund and CGFSC reserve the right not to honor the re-demption until CGFSC is reasonably satisfied that the check has been collected in accordance with the applicable banking regulations which may take up to 15 days. A Direct Investor who anticipates the need for more immediate access to his or her investment should purchase Shares by Federal funds or bank wire or by certified or cashier's check. Banks normally impose a charge in connection with the use of bank wires, as well as certified checks, cashier's checks and Federal funds. If a Direct Investor's purchase check is not collected, the purchase will be cancelled and CGFSC will charge a fee of $25.00 to the Direct Investor's account.

 During periods of substantial economic or market change, telephone redemp-tions may be difficult to complete. If an Investor is unable to contact CGFSC by telephone, the Investor may also deliver the redemption request to CGFSC in writing at the address noted above under "How to Purchase and Redeem Shares-- Redemption by Mail."

OTHER REDEMPTION INFORMATION

 Except as described in "Investor Programs" below, Investors may be required to redeem Shares in a Fund after 60 days' written notice if due to investor redemptions the balance in the particular account with respect to the Fund re-mains below $500. If a Customer has agreed with a particular Shareholder Or-ganization to maintain a minimum balance in his or her account at the institu-tion with respect to Shares of a Fund, and the balance in such account falls below that minimum, the Customer may be obliged by the Shareholder Organiza-tion to redeem all or part of his or her Shares to the extent necessary to maintain the required minimum balance.

GENERAL

 Purchase and redemption orders for Shares which are received and accepted prior to the close of regular trading hours on the Exchange (currently 4:00 p.m., Eastern Time) on any Business Day are priced according to the net asset value determined on that day. Purchase orders received and accepted after the close of regular trading hours on the Exchange are priced at the net asset value per Share determined on the next Business Day.

                               INVESTOR PROGRAMS

EXCHANGE PRIVILEGE

 Investors and Customers of Shareholder Organizations may, after appropriate prior authorization and without an exchange fee imposed by Excelsior Fund, ex-change Shares in a Fund having a value of at least $500 for shares of the same series of any other portfolio offered by Excelsior Fund or Excelsior Tax-Ex-empt Fund, or for Trust Shares of Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the Investor's resi-dence.

 Excelsior Fund currently offers ten additional portfolios as follows:

  Money Fund, a money market fund seeking as high a level of current income as is consistent with liquidity and stability of principal through investments in high-quality money market investments maturing within 13 months;

  Government Money Fund, a money market fund seeking as high a level of cur-rent income as is consistent with liquidity and stability of principal through investments in obligations issued or guaranteed by the U.S. Govern-ment, its agencies or instrumentalities and repurchase agreements collateral-ized by such obligations;

  Treasury Money Fund, a money market fund seeking current income generally exempt from state and local income taxes through investments in direct short-term obligations issued by the U.S. Treasury and certain agencies or instru-mentalities of the U.S. Government;

  Short-Term Government Securities Fund, a fund seeking a high level of cur-rent income by investing principally in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agree-ments collateralized by such obligations, and having a dollar-weighted aver-age portfolio maturity of 1 to 3 years;

  Intermediate-Term Managed Income Fund, a fund seeking a high level of cur-rent interest income by investing principally in investment grade or better debt obligations and money market instruments, and having a dollar-weighted average portfolio maturity of 3 to 10 years;

  Managed Income Fund, a fund seeking higher current income through invest-ments in investment grade debt obligations, U.S. Government obligations and money market instruments;

  International Fund, a fund seeking total return derived primarily from in-vestments in foreign equity securities;

  Emerging Americas Fund, a fund seeking long-term capital appreciation through investments in companies and securities of governments based in all countries in the Western Hemisphere, except the U.S.;

  Pacific/Asia Fund, a fund seeking long-term capital appreciation through in-vestments in companies and securities of governments based in Asia and on the Asian side of the Pacific Ocean; and

  Pan European Fund, a fund seeking long-term capital appreciation through in-vestments in companies and securities of governments located in Europe.

 Excelsior Tax-Exempt Fund currently offers six portfolios as follows:

  Tax-Exempt Money Fund, a diversified tax-exempt money market fund seeking a moderate level of current interest income exempt from Federal income taxes through investing primarily in high-quality municipal obligations maturing within 13 months;

  Short-Term Tax-Exempt Securities Fund, a diversified fund seeking a high level of current interest income exempt from Federal income taxes through in-vestments in municipal obligations and having a dollar-weighted average port-folio maturity of 1 to 3 years;

  Intermediate-Term Tax-Exempt Fund, a diversified fund seeking a high level of current income exempt from Federal income taxes through investments in mu-nicipal obligations and having a dollar-weighted average portfolio maturity of 3 to 10 years;

  Long-Term Tax-Exempt Fund, a diversified fund seeking to maximize over time current income exempt from Federal income taxes, investing primarily in mu-nicipal obligations and having a dollar-weighted average maturity of 10 to 30 years;

  New York Intermediate-Term Tax-Exempt Fund, a non- diversified fund designed to provide New York in vestors with a high level of current income exempt from Federal and, to the extent possible, New York state and New York City income taxes; this fund invests primarily in New York municipal obligations and has a dollar-weighted average portfolio maturity of three to ten years; and

  California Tax-Exempt Income Fund, a non-diversified fund designed to pro-vide California investors with as high a level of current interest income ex-empt from Federal and, to the extent possible, California state personal in-come taxes as is consistent with relative stability of principal; this fund invests primarily in California municipal obligations and has a dollar-weighted average portfolio maturity of three to ten years.

 Excelsior Institutional Trust currently offers Trust Shares in two investment portfolios as follows:

  Optimum Growth Fund, a fund seeking superior, risk-adjusted total return through investments in a diversified portfolio of equity securities whose growth prospects, in the opinion of its investment adviser, appear to exceed that of the overall market; and

  Value Equity Fund, a fund seeking long-term capital appreciation through in-vestments in a diversified portfolio of equity securities whose market value, in the opinion of its investment adviser, appears to be undervalued relative to the marketplace.

 An exchange involves a redemption of all or a portion of the Shares in a Fund and the investment of the redemption proceeds in shares of another portfolio of Excelsior Fund, Excelsior Tax-Exempt Fund or Excelsior Institutional Trust. The redemption will be made at the per Share net asset value of the Shares be-ing redeemed next determined after the exchange request is received. The shares of the portfolio to be acquired will be purchased at the per share net asset value of those shares (plus any applicable sales load) next determined after acceptance of the exchange request. No sales load will be payable on shares to be acquired through an exchange to the extent that a sales load was previously paid on the Shares being exchanged.

 Investors may find the exchange privilege useful if their investment objec-tives or market outlook should change after they invest in a Fund. For further information regarding exchange privileges, shareholders should call (800) 446-1012 (from overseas, call (617) 557-8280). Investors exercising the exchange privilege with the other portfolios of Excelsior Fund, Excelsior Tax-Exempt Fund or Excelsior Institutional Trust should request and review the prospec-tuses of such funds. Such prospectuses may be obtained by calling the numbers listed above. In order to prevent abuse of this privilege to the disadvantage of other shareholders, Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust reserve the right to limit the number of exchange requests of Investors and Customers of Shareholder Organizations to no more than six per year. Excelsior Fund may modify or terminate the exchange program at any time upon 60 days' written notice to shareholders, and may reject any exchange request. EXCELSIOR FUND, EXCELSIOR TAX-EXEMPT FUND, EXCELSIOR INSTITUTIONAL TRUST, CGFSC AND THE DISTRIBUTOR ARE NOT RESPONSIBLE FOR THE AUTHENTICITY OF EXCHANGE REQUESTS RECEIVED BY TELEPHONE THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, EX-CELSIOR FUND, EXCELSIOR TAX-EXEMPT FUND AND EXCELSIOR INSTITUTIONAL TRUST WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION.

 For Federal income tax purposes, an exchange of Shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Be-fore making an exchange, an investor should consult a tax or other financial adviser to determine tax consequences.

SYSTEMATIC WITHDRAWAL PLAN

 An Investor who owns Shares of a Fund with a value of $10,000 or more may es-tablish a Systematic Withdrawal Plan. The Investor may request a declining-balance withdrawal, a fixed-dollar withdrawal, a fixed-share withdrawal, or a fixed-percentage withdrawal (based on the current value of Shares in the ac-count) on a monthly, quarterly, semi-annual or annual basis. To initiate the Systematic Withdrawal Plan, an investor must complete the Supplemental Appli-cation contained in this Prospectus and mail it to CGFSC at the address given above. Further information on establishing a Systematic Withdrawal Plan may be obtained by calling (800) 446-1012 (from overseas, call (617) 557-8280.)

 Shareholder Organizations may, at their discretion, establish similar system-atic withdrawal plans with respect to the Shares held by their Customers. In-formation about such plans and the applicable procedures may be obtained by Customers directly from their institutions.

RETIREMENT PLANS

 Shares are available for purchase by Investors in connection with the follow-ing tax-deferred prototype retirement plans offered by United States Trust Company of New York:

  IRAs (including "rollovers" from existing retirement plans) for individuals and their spouses;

  Profit Sharing and Money-Purchase Plans for corporations and self-employed individuals and their partners to benefit themselves and their employees; and

  Keogh Plans for self-employed individuals.

 Investors investing in the Funds pursuant to Profit Sharing and Money-Pur-chase Plans and Keogh Plans are not subject to the minimum investment and forced redemption provisions described above. The minimum initial investment for IRAs is $250 per Fund and the minimum subsequent investment is $50 per Fund. Detailed information concerning eligibility, service fees and other mat-ters related to these plans can be obtained by calling (800) 446-1012 (from overseas, call (617) 557-8280). Customers of Shareholder Organizations may purchase Shares of the Funds pursuant to retirement plans if such plans are offered by their Shareholder Organizations.

AUTOMATIC INVESTMENT PROGRAM

 The Automatic Investment Program permits Investors to purchase Shares (mini-mum of $50 per Fund per transaction) at regular intervals selected by the In-vestor. The minimum initial investment for an Automatic Investment Program ac-count is $50 per Fund. Provided the Investor's financial institution allows automatic withdrawals, Shares are purchased by transferring funds from an In-vestor's checking, bank money market or NOW account designated by the Invest-or. At the Investor's option, the account designated will be debited in the specified amount, and Shares will be purchased, once a month, on either the first or fifteenth day, or twice a month, on both days.

 The Automatic Investment Program is one means by which an Investor may use "Dollar Cost Averaging" in making investments. Instead of trying to time mar-ket performance, a fixed dollar amount is invested in Shares at predetermined intervals. This may help Investors to reduce their average cost per share be-cause the agreed upon fixed investment amount allows more Shares to be pur-chased during periods of lower share prices and fewer Shares during periods of higher prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, how-ever, that Shares bought using Dollar Cost Averaging are purchased without re-gard to their price on the day of investment or to market trends. In addition, while Investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an Investor ultimately redeems his Shares at a price which is lower than their purchase price.

 To establish an Automatic Investment account permitting Investors to use the Dollar Cost Averaging investment method described above, an Investor must com-plete the Supplemental Application contained in this Prospectus and mail it to CGFSC. An Investor may cancel his participation in this Program or change the amount of purchase at any time by mailing written notification to CGFSC, P.O. Box 2798, Boston, MA 02208-2798 and notification will be effective three Busi-ness Days following receipt. Excelsior Fund may modify or terminate this priv-ilege at any time or charge a service fee, although no such fee currently is contemplated. An Investor may also implement the Dollar Cost Averaging method on his own initiative or through other entities.

                          DIVIDENDS AND DISTRIBUTIONS

 Dividends from the net investment income of the Funds are declared and paid quarterly. For dividend purposes, a Fund's investment income is reduced by ac-crued expenses directly attributable to that Fund and the general expenses of Excelsior Fund prorated to that Fund on the basis of its relative net assets. A Fund's net investment income available for distribution to the holders of Shares will be reduced by the amount of other expenses allocated to such se-ries. Net realized capital gains are distributed at least annually. Dividends and distributions will reduce the net asset value of each of the Funds by the amount of the dividend or distribution. All dividends and distributions paid on Shares held of record by the Investment Adviser and its affiliates or cor-respondent banks will be paid in cash. Direct and Institutional Investors and Customers of other Shareholder Organizations will receive dividends and dis-tributions in additional Shares of the Fund on which the dividend or distribu-tion is paid (as determined on the payable date), unless they have requested in writing (received by CGFSC at Excelsior Fund's address prior to the payment date) to receive dividends and distributions in cash. Reinvested dividends and distributions receive the same tax treatment as those paid in cash.

                                     TAXES

FEDERAL

 Each of the Funds qualified for its last taxable year as a "regulated invest-ment company" under the Internal Revenue Code of 1986, as amended (the "Code"). Each Fund expects to so qualify in future years. Such qualification generally relieves a Fund of liability for

Federal income taxes to the extent its earnings are distributed in accordance with the Code.

 Qualification as a regulated investment company under the Code requires, among other things, that a Fund distribute to its shareholders an amount equal to at least 90% of its investment company taxable income for each taxable year. In general, a Fund's investment company taxable income will be its in-come (including dividends and interest), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. Each Fund intends to distribute substantially all of its investment company taxable income each year. Such dividends will be taxable as ordinary income to Fund shareholders who are not currently exempt from Federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to IRAs and qualified pension plans are deferred under the Code.) The dividends received deduction for corporations will apply to such ordinary income distributions to the extent of the total qualifying dividends received by a Fund from domestic corporations for the taxable year.

 Distribution by a Fund of the excess of its net long- term capital gain over its net short-term capital loss is taxable to shareholders as long-term capi-tal gain, regardless of how long the shareholders have held their Shares and whether such gains are received in cash or reinvested in additional Shares. Such distributions are not eligible for the dividends received deduction.

 Dividends declared in October, November or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year in the event such dividends are actually paid during January of the fol-lowing year.

 An investor considering buying Shares of a Fund on or just before the record date of a dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable to him.

 A taxable gain or loss may be realized by a shareholder upon his redemption, transfer or exchange of Shares depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange. If a shareholder holds Shares for six months or less and during that time receives a capital gain dividend on those Shares, any loss recognized on the sale or exchange of those Shares will be treated as a long-term capital loss to the extent of the capital gain dividend. Generally, a shareholder may include sales charges in-curred upon the purchase of Shares in his tax basis for such Shares for the purpose of determining gain or loss on a redemption, transfer or exchange of such Shares. However, if the shareholder effects an exchange of such Shares for Shares of another Fund within 90 days of the purchase and is able to re-duce the sales charges applicable to the new Shares (by virtue of the exchange privilege), the amount equal to such reduction may not be included in the tax basis of the shareholder's exchanged Shares for the purpose of determining gain or loss, but may be included (subject to the same limitation) in the tax basis of the new Shares.

 Qualification as a regulated investment company under the Code also requires that each Fund satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or for-eign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to a Fund's principal business of invest-ing in stock or securities, or options and futures with respect to stock or securities. Any in-come derived by a Fund from a partnership or trust is treated for this purpose as derived with respect to the Fund's business of investing in stock, securi-ties or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust. Some of the invest-ments that the Income and Growth Fund may make (such as liquidating trust re-ceipts and creditor claims) may not be securities or may not produce qualify-ing income. Therefore, it may be necessary for the Investment Adviser to re-strict the investments of that Fund to ensure that non-qualifying income does not exceed 10% of that Fund's total gross income for a taxable year.

 The foregoing summarizes some of the important tax considerations generally affecting the Funds and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situa-tions. Shareholders will be advised annually as to the Federal income tax con-sequences of distributions made each year.

STATE AND LOCAL

 Purchasers are advised to consult their tax advisers concerning the applica-tion of state and local taxes, which may have different consequences from those of the Federal income tax law described above.

                            MANAGEMENT OF THE FUNDS

 The business and affairs of the Funds are managed under the direction of Ex-celsior Fund's Board of Directors. The Statement of Additional Information contains the names of and general background information concerning Excelsior Fund's directors.

INVESTMENT ADVISER

 United States Trust Company of New York serves as the Investment Adviser to each Fund. U.S. Trust is a state-chartered bank and trust company. The Invest-ment Adviser provides trust and banking services to individuals, corporations, and institutions both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency banking, and personal and corporate banking. The Investment Adviser is a member bank of the Federal Reserve System and the Federal Deposit Insurance Corporation and is one of the twelve members of the New York Clear-ing House Association.

 On December 31, 1995, the Investment Adviser's Asset Management Group had ap-proximately $47 billion in assets under management. The Investment Adviser, which has its principal offices at 114 W. 47th Street, New York, New York 10036, is a subsidiary of U.S. Trust Corporation, a registered bank holding company.

 The Investment Adviser manages each Fund, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains records relating to such purchases and sales.

 The Equity Fund's portfolio manager, David A. Tillson, is the person primar-ily responsible for the day-to-day management of the Fund's investment portfo-lio. Mr. Tillson, a Senior Vice President and Senior Portfolio Manager, has been with U.S. Trust since 1993, and has been the Fund's portfolio manager since December 1994. Prior to joining U.S. Trust, Mr. Tillson was the founder and President of TDA Capital Management Company, and a Senior Vice President of Matrix Asset Advisors until 1993. He was also a Vice President and Senior Portfolio Manager with V C S & O Asset Management until 1990.

 The Income and Growth Fund portfolio manager, Richard L. Bayles, is the per-son primarily responsible for the day-to-day management of the investment port-folio. Mr. Bayles, a Senior Vice President and Senior Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1990 and has been the Income and Growth Fund's portfolio manager since 1990. Prior to his reassociation with U.S. Trust, Mr. Bayles was a Managing Director at John W. Bristol and Company, an investment advisory firm, from 1987 to 1990.

 The Long-Term Supply of Energy Fund portfolio manager, Michael E. Hoover, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Hoover, Vice President and Senior Analyst, has been with U.S. Trust since 1989 and has been the Fund's Portfolio Manager since De-cember 1995.

 The Productivity Enhancers Fund's portfolio manager, Ronald C. Steele, is the person primarily responsible for the day-to-day management of the Fund's in-vestment portfolio. Mr. Steele, a Senior Vice President and Senior Portfolio Manager of U.S. Trust, has been the Fund's portfolio manager since its incep-tion.

 The Environmentally-Related Products and Services Fund's portfolio manager, Maria L. Brisbane, is the person primarily responsible for the day-to-day man-agement of the Fund's investment portfolio. Ms. Brisbane, Vice President of the Personal Equity and Balanced Investment Division of U.S. Trust, has been with U.S. Trust since 1994 and has been the Fund's portfolio manager since December 1995. Prior to her association with U.S. Trust, Ms. Brisbane was an Institu-tional Portfolio Manager at Brown Brothers Harriman & Company.

 The Aging of America Fund's portfolio manager, Jonathan L. Stanley, is the person primarily responsible for the day-to-day management of the Fund's in-vestment portfolio. Mr. Stanley, a Senior Vice President and Senior Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1993 and has been the Fund's portfolio manager since December 1995. Prior to his association with U.S. Trust, Mr. Stanley was Investment Manager with Deutsche Bank Capital Cor-poration.

 The Communication and Entertainment Fund's portfolio manager, John J. Apruzzese, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Apruzzese, a Senior Vice President, De-partment Manager and Senior Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1984 and has been the Fund's portfolio manager since its inception.

 The Business and Industrial Restructuring Fund's portfolio manager, David J. Williams, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Williams, Senior Vice President, Depart-ment Manager and Senior Portfolio Manager of the Personal Equity and Balanced Investment Division of U.S. Trust, has been with U.S. Trust since 1987 and has been the Fund's portfolio manager since its inception.

 The Global Competitors Fund's portfolio manager, Wendy S. Popowich, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Popowich, a Senior Vice President and Portfolio Man-ager of the Personal Investment Division of U.S. Trust, has been with U.S. Trust since 1983 and has been the Fund's portfolio manager since its inception.

 The Early Life Cycle Fund's portfolio manager, Timothy W. Evnin, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Evnin, a Vice President and Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1987 and has been the Fund's portfolio manager since its inception.

 For the services provided and expenses assumed pursuant to its Investment Ad-visory Agreements, the Investment Adviser is entitled to be paid a fee, com-puted daily and paid monthly, at the annual rates of: .75% of the average daily net assets of the Equity and the Income and Growth Funds; and .60% of the aver-age daily net assets of each Theme Fund. The advisory fee rates payable by the Equity and Income and Growth Funds are higher than the rates payable by most mutual funds. The Board of Directors believes, based on information sup-plied to it by the Investment Adviser, that these fees are comparable to the rates paid by many other funds with similar investment objectives and policies and are appropriate for the Funds in light of their investment objectives and policies. For the fiscal year ended March 31, 1996, the Investment Adviser re-ceived an advisory fee at the effective annual rates of .68%, .69%, .55%,
 .55%, 0%, .56%, .55%, .56%, .56% and .52% of the average daily net assets of the Equity, Income and Growth, Long-Term Supply of Energy, Productivity Enhancers, Environmentally-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively. For the same period, the Investment Adviser waived advisory fees at the effective annual rates of .07%,
 .06%, .05%, .05%, .60%, .04%, .05%, .04%, .04% and .08% of the average daily net assets of the Equity, Income and Growth, Long-Term Supply of Energy, Pro-ductivity Enhancers, Environmentally-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Restructur-ing, Global Competitors and Early Life Cycle Funds, respectively.

 From time to time, the Investment Adviser may waive (either voluntarily or pursuant to applicable state expense limitations) all or a portion of the ad-visory fees payable to it by a Fund, which waiver may be terminated at any time. See "Management of the Funds--Service Organizations" for additional in-formation on fee waivers.

ADMINISTRATORS

 CGFSC, Federated Administrative Services and U.S. Trust serve as the Funds' administrators (the "Administrators") and provide them with general adminis-trative and operational assistance. The Administrators also serve as adminis-trators of the other portfolios of Excelsior Fund and of all the portfolios of Excelsior Tax-Exempt Fund and Excelsior Institutional Trust, which are also advised by the Investment Adviser and its affiliates and distributed by the Distributor. For the services provided to all portfolios of Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust (except the inter-national portfolios of Excelsior Fund and Excelsior Institutional Trust), the Administrators are entitled jointly to annual fees, computed daily and paid monthly, based on the combined aggregate average daily net assets of the three companies (excluding the international portfolios of Excelsior Fund and Excel-sior Institutional Trust) as follows:

              COMBINED AGGREGATE AVERAGE DAILY NET ASSETS
      OF EXCELSIOR FUND, EXCELSIOR TAX-EXEMPT FUND AND EXCELSIOR
           INSTITUTIONAL TRUST (EXCLUDING THE INTERNATIONAL             ANNUAL
    PORTFOLIOS OF EXCELSIOR FUND AND EXCELSIOR INSTITUTIONAL TRUST)      FEE
    ---------------------------------------------------------------     ------
first $200 million..................................................... .200%
next $200 million...................................................... .175%
over $400 million...................................................... .150%

 Administration fees payable to the Administrators by each portfolio of Excel-sior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust are al-located in proportion to their relative average daily net assets at the time of determination. From time to time, the Administrators may waive (either vol-untarily or pursuant to applicable state expense limitations) all or a portion of the administration fee payable to them by a Fund, which waivers may be ter-minated at any time. See "Management of the Funds--Service Organizations" for additional information on fee waivers. For the period from April 1, 1995 through July 31, 1995, CGFSC and the former administrator received an aggre-gate administration fee (under the same compensation arrangements noted above) at the effective annual rates of .151%, .152%, .154%, .154%, .409%, .154%,
 .154%, .154%, .154% and .154% of the average daily net assets of the Equity, Income and Growth, Long-Term Supply of Energy, Productivity Enhancers, Envi-ronmentally-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively. For the same period, CGFSC and the for-mer administrator waived administration fees at the effective annual rates of
 .003% and .002% of the average daily net assets of the

Equity and Income and Growth Funds, respectively. From August 1, 1995 through March 31, 1996, the Administrators received an aggregate administration fee at the effective annual rates of .150%, .152%, 154%, .154%, .230%, .154%, .154%,
 .154%, .154% and .154% of the average daily net assets of the Equity, Income and Growth, Long-Term Supply of Energy, Productivity Enhancers, Environmental-ly-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively. For the same period, the Administrators waived administration fees at the effective annual rates of .004%, .002%,
 .119%, .047% and 1.325% of the average daily net assets of the Equity, Income and Growth, Long-Term Supply of Energy, Productivity Enhancers and Environmen-tally-Related Products and Services Funds, respectively.

SERVICE ORGANIZATIONS

 Excelsior Fund will enter into an agreement ("Servicing Agreement") with each Service Organization requiring it to provide administrative support services to its Customers beneficially owning Shares. As a consideration for the admin-istrative services provided to Customers, a Fund will pay the Service Organi-zation an administrative service fee at the annual rate of up to .40% of the average daily net asset value of its Shares held by the Service Organization's Customers. Such services, which are described more fully in the Statement of Additional Information under "Management of the Funds--Service Organizations," may include assisting in processing purchase, exchange and redemption re-quests; transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; and providing periodic statements. Under the terms of the Servicing Agreement, Service Organizations will be required to provide to Customers a schedule of any fees that they may charge in connec-tion with a Customer's investment. Until further notice, the Investment Ad-viser and Administrators have voluntarily agreed to waive fees payable by a Fund in an amount equal to administrative service fees payable by that Fund.

BANKING LAWS

 Banking laws and regulations currently prohibit a bank holding company regis-tered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing or controlling a regis-tered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities such as Shares of the Funds, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks gen-erally from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing shares of such company for and upon the order of customers. The Investment Adviser, CGFSC and certain Shareholder Organizations may be subject to such banking laws and regulations. State secu-rities laws may differ from the interpretations of Federal law discussed in this paragraph and banks and financial institutions may be required to regis-ter as dealers pursuant to state law.

 Should legislative, judicial, or administrative action prohibit or restrict the activities of the Investment Adviser or other Shareholder Organizations in connection with purchases of Fund Shares, the Investment Adviser and such Shareholder Organizations might be required to alter materially or discontinue the investment services offered by them to Customers. It is not anticipated, however, that any resulting change in the Funds' method of operations would affect their net asset values per Share or result in financial loss to any shareholder.

                         DESCRIPTION OF CAPITAL STOCK

 Excelsior Funds, Inc. (formerly UST Master Funds, Inc.) was organized as a Maryland corporation on August 2, 1984. Currently, Excelsior Fund has autho-rized capital of 35 billion shares of Common Stock, $.001 par value per share, classified into 40 series of shares representing interests in 20 investment portfolios. This Prospectus describes the Equity, Income and Growth, Early Life Cycle, Long-Term Supply of Energy, Productivity Enhancers, Environmentally-Related Products and Services, Aging of America, Communication and Entertainment, Business and Industrial Restructuring and Global Competitors Funds. In addition to the Shares offered under this Prospec-tus, Excelsior Fund offers a separate series of shares designated as Trust Shares representing interests in the Equity, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds. Trust Shares have different expenses than the Shares offered under this Prospectus, which may affect performance. Call (800) 446-1012 for information regarding each of those Fund's Trust Shares, which are offered under a separate prospectus.

 Each share (irrespective of series designation) in a Fund represents an equal proportionate interest in the particular Fund with other shares of the same class, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of Excelsior Fund's Board of Directors. Excelsior Fund's Charter authorizes the Board of Directors to classify or reclassify any class of shares into one or more additional classes or series.

 Excelsior Fund's shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held and will vote in the ag-gregate and not by class or series, except as otherwise expressly required by law.

 Certificates for Shares will not be issued unless expressly requested in writ-ing to CGFSC and will not be issued for fractional Shares.

 As of July 15, 1996, U.S. Trust held of record substantially all of the Shares in the Funds as agent or custodian for its customers, but did not own such Shares beneficially because it did not have voting or investment discretion with respect to such Shares. U.S. Trust is a wholly-owned subsidiary of U.S. Trust Corporation.

                          CUSTODIAN AND TRANSFER AGENT

 The Chase Manhattan Bank, N.A. ("Chase"), a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets. Com-munications to the custodian should be directed to Chase, Mutual Funds Service Division, 770 Broadway, New York, New York 10003-9598.

 Chase may enter into an international sub-custodian agreement with a third party providing for the custody of foreign securities held by the Funds.

 U.S. Trust serves as the Funds' transfer and dividend disbursing agent. U.S. Trust has also entered into a sub-transfer agency arrangement with CGFSC, 73 Tremont Street, Boston, Massachusetts 02108-3913, pursuant to which CGFSC pro-vides certain transfer agent, dividend disbursement and registrar services to the Funds.

                            PERFORMANCE INFORMATION

 From time to time, in advertisements or in reports to shareholders, the per-formance of the Shares of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For exam-ple, the performance of a Fund may be compared to data prepared by Lipper Ana-lytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds. The performance of the Equity and Theme Funds may be also compared to the Standard & Poor's 500 Stock Index ("S&P 500"), an index of unmanaged groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange.

 Performance data as reported in national financial publications, including but not limited to Money Magazine, Forbes, Barron's, The Wall Street Journal and The New

York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.

 From time to time, each Fund may advertise its performance by using "average annual total return" over various periods of time. Such total return figure reflects the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period. Average total return figures will be given for the most recent one-year period, and may be given for other periods as well (such as from the com-mencement of a Fund's operations, or on a year-by-year basis). Each Fund may also use aggregate total return figures for various periods, representing the cumulative change in the value of an investment in the Fund for the specific period. Both methods of calculating total return assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund Shares and also reflect the maximum sales load charged by the Fund.

 Performance will fluctuate and any quotation of performance should not be considered as representative of a Fund's future performance. Shareholders should remember that performance is generally a function of the kind and qual-ity of the instruments held in a portfolio, operating expenses, and market conditions. Any fees charged by Shareholder Organizations with respect to ac-counts of Customers that have invested in Shares will not be included in cal-culations of performance.

                                 MISCELLANEOUS

 Shareholders will receive unaudited semiannual reports describing the Funds' investment operations and annual financial statements audited by the Funds' independent auditors.

 As used in this Prospectus, a "vote of the holders of a majority of the out-standing shares" of Excelsior Fund or a particular Fund means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of Excelsior Fund or such Fund, or (b) 67% or more of the shares of Excelsior Fund or such Fund present at a meeting if more than 50% of the outstanding shares of Excelsior Fund or such Fund are represented at the meeting in person or by proxy.

 Inquiries regarding any of the Funds may be directed to the Distributor at the address listed under "Distributor."

                   INSTRUCTIONS FOR NEW ACCOUNT APPLICATION

OPENING YOUR ACCOUNT:

  Complete the Application(s) and mail to:  FOR OVERNIGHT DELIVERY: send to:

  Excelsior Funds                           Excelsior Funds
  c/o Chase Global Funds                    c/o Chase Global Funds
   Services Company                          Services Company--
  P.O. Box 2798                             Transfer Agent
  Boston, MA 02208-2798                     73 Tremont Street
                                            Boston, MA 02108-3913

  Please enclose with the Application(s) your check made payable to the "Ex-celsior Funds" in the amount of your investment.

  For direct wire purchases please refer to the section of the Prospectus en-titled "How to Purchase and Redeem Shares--Purchase Procedures."

MINIMUM INVESTMENTS:

  Except as provided in the Prospectus, the minimum initial investment is $500 per Fund; subsequent investments must be in the minimum amount of $50 per Fund. Investments may be made in excess of these minimums.

REDEMPTIONS:

  Shares can be redeemed in any amount and at any time in accordance with pro-cedures described in the Prospectus. In the case of shares recently purchased by check, redemption proceeds will not be made available until the transfer agent is reasonably assured that the check has been collected in accordance with applicable banking regulations.

  Certain legal documents will be required from corporations or other organi-zations, executors and trustees, or if redemption is requested by anyone other than the shareholder of record. Written redemption requests in excess of $50,000 per account must be accompanied by signature guarantees.

SIGNATURES: Please be sure to sign the Application(s).

  If the shares are registered in the name of:
    - an individual, the individual should sign.
    - joint tenants, both tenants should sign.
    - a custodian for a minor, the custodian should sign.
    - a corporation or other organization, an authorized officer should sign (please indicate corporate office or title).*
    - a trustee or other fiduciary, the fiduciary or fiduciaries should sign (please indicate capacity).*
  * A corporate resolution or appropriate certificate may be required.

QUESTIONS:

  If you have any questions regarding the Application or redemption require-ments, please contact the transfer agent at (800) 446-1012 between 9:00 a.m. and 5:00 p.m. (Eastern Time).

   [LOGO OF EXCELSIOR      CHASE GLOBAL FUNDS SERVICES COMPANY    NEW
    FUNDS INC.]            CLIENT SERVICES                        ACCOUNT
                           P.O. Box 2798                          APPLICATION
                           Boston, MA 02208-2798
                           (800) 446-1012
  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------
    ACCOUNT REGISTRATION
  -----------------------------------------------------------------------------
    [_] Individual  [_] Joint Tenants  [_] Trust  [_] Gift/Transfer to Minor
    [_] Other

    Note: Joint tenant registration will be as "joint tenants with right of survivorship" unless otherwise specified. Trust registrations should specify name of the trust, trustee(s), beneficiary(ies), and the date of the trust instrument. Registration for Uniform Gifts/Transfers to Minors should be in the name of one custodian and one minor and include the state under which the custodianship is created (using the minor's Social Security Number ("SSN")). For IRA accounts a different application is required.

    ------------------------------   -----------------------------
    Name(s) (please print)           Social Security # or Taxpayer
    ------------------------------   Identification #
    Name                             (   )
    ------------------------------   -----------------------------
    Address                          Telephone #
    ------------------------------   [_] U.S. Citizen  [_] Other (specify) _____
    City/State/Zip Code

  -----------------------------------------------------------------------------
    FUND SELECTION (THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT IS $500 PER FUND AND $50 PER FUND, RESPECTIVELY. MAKE CHECKS PAYABLE TO "EXCELSIOR FUNDS.")
  -----------------------------------------------------------------------------


    FUND                              INITIAL INVESTMENT      FUND                                      INITIAL INVESTMENT
    [_] Equity Fund                   $ ____________ 800      [_] Communication & Entertainment Fund    $ ____________  817
    [_] Income and Growth Fund        $ ____________ 801      [_] Business & Industrial                 $ ____________  818
    [_] Long-Term Energy Fund         $ ____________ 813          Restructuring Fund                    $ ____________  819
    [_] Productivity Enhancers Fund   $ ____________ 814      [_] Global Competitors Fund               $ ____________  812
    [_] Environmental Fund            $ ____________ 815      [_] Early Life Cycle Fund                 $ ____________
    [_] Aging of America Fund         $ ____________ 816      [_] Other
                                                                       -----------------------------

                                                              TOTAL INITIAL INVESTMENT:                 $ ____________

    NOTE: If investing     A. BY MAIL: Enclosed is a check in the
    by wire, you must      amount of $ _____ payable to "Excelsior
    obtain a Bank Wire     Funds."
    Control Number. To     B. BY WIRE: A bank wire in the amount
    do so, please call     of $                  has been sent to the Fund
    (800) 446-1012 and     from
    ask for the Wire            ------------------  ---------------------
    Desk.                          Name of Bank      Wire Control Number

    CAPITAL GAIN AND DIVIDEND DISTRIBUTIONS: All capital gain and dividend distributions will be reinvested in additional shares unless appropriate boxes below are checked:

    All dividends are to be    [_] reinvested[_] paid in cash
    All capital gains are to be[_] reinvested[_] paid in cash

  -----------------------------------------------------------------------------
    ACCOUNT PRIVILEGES
  -----------------------------------------------------------------------------

    TELEPHONE EXCHANGE AND        AUTHORITY TO TRANSMIT
    REDEMPTION                    REDEMPTION PROCEEDS TO PRE-
                                  DESIGNATED ACCOUNT.
                                  I/We hereby authorize CGFSC to
                                  act upon instructions received
                                  by telephone to withdraw $500
    [_] I/We appoint CGFSC as     or more from my/our account in
    my/our agent to act upon      the Excelsior Funds and to
    instructions received by      wire the amount withdrawn to
    telephone in order to effect  the following commercial bank
    the telephone exchange and    account. I/We understand that
    redemption privileges. I/We   CGFSC charges an $8.00 fee for
    hereby ratify any             each wire redemption, which
    instructions given pursuant   will be deducted from the
    to this authorization and     proceeds of the redemption.
    agree that Excelsior Fund,
    Excelsior Tax-Exempt Fund,    Title on Bank Account*_________
    Excelsior Institutional
    Trust, CGFSC and their        Name of Bank __________________
    directors, trustees,
    officers and employees will   Bank A.B.A. Number ____________
    not be liable for any loss,   Account Number ________________
    liability, cost or expense
    for acting upon instructions Bank Address __________________ believed to be genuine and
    in accordance with the        City/State/Zip Code ___________
    procedures described in the   (attach voided check here)
    then current Prospectus. To
    the extent that Excelsior     A corporation, trust or
    Fund, Excelsior Tax-Exempt    partnership must also submit a
    Fund and Excelsior            "Corporate Resolution" (or
    Institutional Trust fail to   "Certificate of Partnership")
    use reasonable procedures as  indicating the names and
    a basis for their belief,     titles of officers authorized
    they or their service         to act on its behalf.
    contractors may be liable     * TITLE ON BANK AND FUND
    for instructions that prove   ACCOUNT MUST BE IDENTICAL.
    to be fraudulent or
    unauthorized.

    I/We further acknowledge
    that it is my/our
    responsibility to read the
    Prospectus of any Fund into
    which I/we exchange.
    [_] I/We do not wish to have
    the ability to exercise
    telephone redemption and
    exchange privileges. I/We
    further understand that all
    exchange and redemption
    requests must be in writing.

    SPECIAL PURCHASE AND
    REDEMPTION PLANS
    I/We have completed and attached the Supplemental Application for:
    [_] Automatic Investment Plan
    [_] Systematic Withdrawal Plan

-----------------------------------------------------------------
  RIGHTS OF ACCUMULATION
-----------------------------------------------------------------
  To qualify for Rights of Accumulation, you must complete this section, listing all of your accounts including those in your spouse's name, joint accounts and accounts held for your minor children. If you need more space, please attach a separate sheet.

  [_] I/We qualify for the Rights of Accumulation sales charge discount described in the Prospectus and Statement of Additional Information.
  [_] I/We own shares of more than one Fund distributed by Edgewood Services, Inc. Listed below are the numbers of each of my/our Shareholder Accounts.
  [_] The registration of some of my/our shares differs from that shown on this application. Listed below are the account number(s) and full registration(s) in each case.

  LIST OF OTHER EXCELSIOR FUND ACCOUNTS:
  ______________________  _______________________________________
  ______________________  _______________________________________
  ______________________  _______________________________________
  ACCOUNT NUMBER          ACCOUNT REGISTRATIONS

-----------------------------------------------------------------
  LETTER OF INTENT
-----------------------------------------------------------------
  [_] I agree to the Letter of Intent provisions set forth in the Prospectus. Although I am not obligated to purchase, and Excelsior Fund is not obligated to sell, I intend to invest,
  over a 13-month period beginning on      , 19  , an aggregate
  amount in Eligible Funds of Excelsior Fund and Excelsior Tax-Exempt Fund at least equal to (check appropriate box):

  [_] $50,000[_] $100,000[_] $250,000[_] $500,000[_] $1,000,000[_] $2,000,000

  By signing this application, I hereby authorize CGFSC to redeem an appropriate number of shares held in escrow to pay any additional sales loads payable in the event that I do not fulfill the terms of this Letter of Intent.

-----------------------------------------------------------------
  AGREEMENT AND SIGNATURES
-----------------------------------------------------------------
  By signing this application, I/we hereby certify under penalty of perjury that the information on this application is complete and correct and that as required by Federal law:

  [_] I/WE CERTIFY THAT (1) THE NUMBER(S) SHOWN ON THIS FORM IS/ARE THE CORRECT TAXPAYER IDENTIFICATION NUMBER(S) AND (2) I/WE ARE NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE I/WE HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT I/WE ARE SUBJECT TO BACKUP WITHHOLDING, OR THE IRS HAS NOTIFIED ME/US THAT I AM/WE ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING. (NOTE: IF ANY OR ALL OF PART 2 IS NOT TRUE, PLEASE STRIKE OUT THAT PART BEFORE SIGNING.)

  [_] IF NO TAXPAYER IDENTIFICATION NUMBER ("TIN") OR SSN HAS BEEN PROVIDED ABOVE, I/WE HAVE APPLIED, OR INTEND TO APPLY, TO THE IRS OR THE SOCIAL SECURITY ADMINISTRATION FOR A TIN OR A SSN, AND I/WE UNDERSTAND THAT IF I/WE DO NOT PROVIDE THIS NUMBER TO CGFSC WITHIN 60 DAYS OF THE DATE OF THIS APPLICATION, OR IF I/WE FAIL TO FURNISH MY/OUR CORRECT SSN OR TIN, I/WE MAY BE SUBJECT TO A PENALTY AND A 31% BACKUP WITHHOLDING ON DISTRIBUTIONS AND REDEMPTION PROCEEDS. (PLEASE PROVIDE THIS NUMBER ON FORM W-9. YOU MAY REQUEST THE FORM BY CALLING CGFSC AT THE NUMBER LISTED ABOVE).

  I/We represent that I am/we are of legal age and capacity to purchase shares of the Excelsior Funds. I/We have received, read and carefully reviewed a copy of the appropriate Fund's current Prospectus and agree to its terms and by signing below I/we acknowledge that neither the Fund nor the Distributor is a bank and that Fund Shares are not deposits or obligations of, or guaranteed or endorsed by, United States Trust Company of New York, its parent and affiliates and the Shares are not federally insured by, guaranteed by, obligations of or otherwise supported by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency; and that an investment in the Funds involves investment risks, including possible loss of principal amount invested.

  THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO
  ANY PROVISIONS OF THIS FORM OTHER THAN THE CERTIFICATIONS
  REQUIRED TO AVOID BACKUP WITHHOLDING.

  X ___________________________ Date __________________________
  Owner Signature
  X ___________________________ Date __________________________
  Co-Owner Signature

  Sign exactly as name(s) of registered owner(s) appear(s) above
  (including legal title if signing for a corporation, trust custodial account, etc.).

-----------------------------------------------------------------
  FOR USE BY AUTHORIZED AGENT (BROKER/DEALER) ONLY
-----------------------------------------------------------------

  We hereby submit this application for the purchase of shares in accordance with the terms of our selling agreement with Edgewood Services, Inc., and with the Prospectus and Statement of Additional Information of each Fund purchased. We agree to notify CGFSC of any purchases made under the Letter of Intent or Rights of Accumulation.

  ----------------------------- -------------------------------
  Investment Dealer's Name      Source of Business Code

  ----------------------------- -------------------------------
  Main Office Address           Branch Number

  ----------------------------- -------------------------------
  Representative's Number       Representative's Name

  ----------------------------- -------------------------------
  Branch Address                Telephone

  ----------------------------- -------------------------------
  Investment Dealer's           Title
  Authorized Signature

    [LOGO OF EXCELSIOR    CHASE GLOBAL FUNDS SERVICES COMPANY  SUPPLEMENTAL
     FUND INC.]           CLIENT SERVICES                      APPLICATION
                          P.O. Box 2798
                          Boston, MA 02208-2798
                          (800) 446-1012                 SPECIAL INVESTMENT AND
                                                         WITHDRAWAL OPTIONS

  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------
    ACCOUNT REGISTRATION PLEASE SUPPLY THE FOLLOWING INFORMATION EXACTLY AS IT APPEARS ON THE FUND'S RECORD.
  -----------------------------------------------------------------------------

    Fund Name __________________  Account Number _________________

    Owner Name _________________  Social Security or Taxpayer ID

    Street Address _____________  Number _________________________

    Resident                      City, State, Zip Code __________
    of  [_] U.S.  [_] Other ____  [_] Check here if this is a
                                  change of address

  -----------------------------------------------------------------------------
    DISTRIBUTION OPTIONS (DIVIDENDS AND CAPITAL GAINS WILL BE REINVESTED
    UNLESS OTHERWISE INDICATED)
  -----------------------------------------------------------------------------

    A. CAPITAL GAIN AND DIVIDEND DISTRIBUTIONS: All capital gain and dividend distributions will be reinvested in additional shares unless appropriate boxes below are checked:

           All dividends are to be    [_] reinvested  [_] paid in cash
           All capital gains are to be[_] reinvested  [_] paid in cash

    B. PAYMENT ORDER: Complete only if distribution checks are to be payable to another party. Make distribution checks payable to:

                                  Name of Your Bank ______________

    Name _______________________  Bank Account Number ____________

    Address ____________________  Address of Bank ________________

    City, State, Zip Code ________________________________________

    C. DISTRIBUTIONS REINVESTED-CROSS FUNDS: Permits all distributions from one Fund to be automatically reinvested into another identically-registered Excelsior Fund. (NOTE: You may NOT open a new Fund account with this option.) Transfer all distributions earned:

    From: ______________________  Account No. ____________________
               (Fund)
    To: ________________________  Account No. ____________________
               (Fund)
  -----------------------------------------------------------------------------
    AUTOMATIC INVESTMENT PLAN[_] YES[_] NO
  -----------------------------------------------------------------------------

    I/We hereby authorize CGFSC to debit my/our personal checking account on the designated dates in order to purchase shares in the Fund indicated at the top of this application at the applicable public offering price determined on that day.
    [_] Monthly on the 1st day[_] Monthly on the 15th day[_] Monthly on both the 1st and 15th days
    Amount of each debit (minimum $50
    per Fund) $ ________________________
    NOTE: A Bank Authorization Form (below) and a voided personal check must accompany the Automatic Investment Plan application.

  -----------------------------------------------------------------------------
    EXCELSIOR FUNDS CLIENT SERVICES     AUTOMATIC INVESTMENT PLAN
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------
    BANK AUTHORIZATION
  -----------------------------------------------------------------------------

    -------------------- ----------------------------------------
    Bank Name            Bank Address             Bank Account Number

    I/We authorize you, the above named bank, to debit my/our account for amounts drawn by CGFSC, acting as my agent for the purchase of Fund shares. I/We agree that your rights in respect to each withdrawal shall be the same as if it were a check drawn upon you and signed by me/us. This authority shall remain in effect until revoked in writing and received by you. I/We agree that you shall incur no liability when honoring debits, except a loss due to payments drawn against insufficient funds. I/We further agree that you will incur no liability to me if you dishonor any such withdrawal. This will be so even though such dishonor results in the cancellation of that purchase.

    ----------------------------  --------------------------------
    Account Holder's Name         Joint Account Holder's Name


    X ________________  _________ X __________________ ___________
        Signature       Date           Signature       Date

-----------------------------------------------------------------
  SYSTEMATIC WITHDRAWAL PLAN[_] YES[_] NO NOT AVAILABLE FOR IRA'S
-----------------------------------------------------------------

  AVAILABLE TO SHAREHOLDERS WITH ACCOUNT BALANCES OF $10,000 OR
  MORE.
  I/We hereby authorize CGFSC to redeem the necessary number of shares from my/our Excelsior Fund Account on the designated dates in order to make the following periodic payments:

  [_] Monthly on the 24th day   [_] Quarterly on the 24th day of
                                January, April, July and October
  [_] Other_____________________

  (This request for participation in the Plan must be received by the 18th day of the month in which you wish withdrawals to begin.)

  Amount of each check ($100 minimum) $______________

  Please make check payable to:      Recipient ________________________________
  (To be completed                   Street Address ___________________________
  only if redemption                 City, State, Zip Code ____________________
  proceeds to be
  paid to other
  than account
  holder of record
  or mailed to
  address other
  than address of
  record)

  NOTE: If recipient of checks is not the registered shareholder, signature(s) below must be guaranteed. A corporation, trust or partnership must also submit a "Corporate Resolution" (or "Certification of Partnership") indicating the names and titles of officers authorized to act on its behalf.

-----------------------------------------------------------------
  AGREEMENT AND SIGNATURES
-----------------------------------------------------------------

  The investor(s) certifies and agrees that the certifications, authorizations, directions and restrictions contained herein will continue until CGFSC receives written notice of any change or revocation. Any change in these instructions must be in writing with all signatures guaranteed (if applicable).

  Date ______________________

  X                                        X
  -------------------------------          -----------------------------
  Signature                                Signature

  -------------------------------          -----------------------------
  Signature Guarantee* (if applicable)     Signature Guarantee* (if applicable)

  X                                        X
  -------------------------------          -----------------------------
  Signature                                Signature

  -------------------------------          -----------------------------
  Signature Guarantee* (if applicable)     Signature Guarantee* (if applicable)

  *ELIGIBLE GUARANTORS: An Eligible Guarantor institution is a bank, trust company, broker, dealer, municipal or government securities broker or dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association, provided that such institution is a participant in STAMP, the Securities Transfer Agents Medallion Program.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.........................................................   2
EXPENSE SUMMARY............................................................   3
FINANCIAL HIGHLIGHTS.......................................................   5
U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES..........................  15
INVESTMENT OBJECTIVES AND
 POLICIES..................................................................  15
PORTFOLIO INSTRUMENTS AND OTHER INVESTMENT INFORMATION.....................  22
INVESTMENT LIMITATIONS.....................................................  26
PRICING OF SHARES..........................................................  27
HOW TO PURCHASE AND REDEEM SHARES..........................................  28
INVESTOR PROGRAMS..........................................................  34
DIVIDENDS AND DISTRIBUTIONS................................................  37
TAXES......................................................................  37
MANAGEMENT OF THE FUNDS....................................................  39
DESCRIPTION OF CAPITAL STOCK...............................................  42
CUSTODIAN AND TRANSFER AGENT...............................................  43
PERFORMANCE INFORMATION....................................................  43
MISCELLANEOUS..............................................................  44
INSTRUCTIONS FOR NEW ACCOUNT APPLICATION...................................  45

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE FUNDS' STATEMENT OF ADDI-TIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OF-FERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EXCELSIOR FUND OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY EXCELSIOR FUND OR BY ITS DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

USTEQP896

                        [LOGO OF EXCELSIOR FUNDS INC.]

                                  EQUITY FUND

                             INCOME AND GROWTH FUND

                        LONG-TERM SUPPLY OF ENERGY FUND

                          PRODUCTIVITY ENHANCERS FUND

               ENVIRONMENTALLY-RELATED PRODUCTS AND SERVICES FUND

                             AGING OF AMERICA FUND

                      COMMUNICATION AND ENTERTAINMENT FUND

                   BUSINESS AND INDUSTRIAL RESTRUCTURING FUND

                            GLOBAL COMPETITORS FUND

                             EARLY LIFE CYCLE FUND


                                   Prospectus
                                 August 1, 1996